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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Meritage Homes Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholders:

        You are cordially invited to join us for our 2008 annual meeting of stockholders, which will be held on Thursday, May 15, 2008, at 10:00 a.m. local time at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260. Holders of record of our common stock as of March 31, 2008, are entitled to notice of and to vote at the 2008 annual meeting.

        The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

        We hope you will be able to attend the meeting. However, even if you plan to attend, please vote your shares promptly to ensure they are represented at the meeting. You may submit your proxy by Internet or telephone, as described in the following materials, or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy, you may do so automatically by voting in person at the meeting.

        If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership to be admitted to the meeting.

        We look forward to seeing you at the annual meeting.

Sincerely,

Steven J. Hilton Chairman and Chief Executive Officer

17851 North 85th Street    •    Suite 300    •    Scottsdale, Arizona     •    85255    •    Phone 480-515-8100

Listed on the New York Stock Exchange – MTH

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Thursday, May 15, 2008
Time: 10:00 a.m. local time

Scottsdale Marriott at McDowell Mountains
16770 North Perimeter Drive
Scottsdale, Arizona 85260

To Our Stockholders:

        You are invited to attend the Meritage Homes Corporation 2008 Annual Meeting of Stockholders for the following purposes:

  1.
  To elect three Class I Directors, each to hold office until our 2010 annual meeting,

  2.
  To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2008 fiscal year,

  3.
  To approve an amendment to our 2006 Stock Incentive Plan to increase shares available for issuance,

  4.
  To approve an amendment to our 2006 Stock Incentive Plan to increase the annual maximum granting limits to a participant,

  5.
  To approve an amendment to our Articles of Incorporation to authorize preferred stock, and

  6.
  To conduct any other business that may properly come before the meeting or any adjournment of postponement thereof.

        These items are more fully described in the accompanying proxy. Only stockholders of record at the close of business on March 31, 2008 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A copy of our 2007 Annual Report to Stockholders, which includes our audited consolidated financial statements, is enclosed.

By Order of the Board of Directors,

C. Timothy White, Secretary

Scottsdale, Arizona
April     , 2008

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES AND SUBMIT A PROXY BY USING THE INTERNET OR TELEPHONE AS DESCRIBED ON THE PROXY CARD.

MERITAGE HOMES CORPORATION
17851 NORTH 85TH STREET
SUITE 300
SCOTTSDALE, ARIZONA 85255
 www.meritagehomes.com

PROXY STATEMENT

        This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Meritage Homes Corporation to be used in voting at our Annual Meeting of Stockholders on May 15, 2008. The meeting will be held at 10:00 a.m. local time at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260. The proxy materials relating to the annual meeting, together with our 2007 Annual Report to Stockholders (which includes audited consolidated financial statements for our fiscal year ended December 31, 2007), were mailed on or about April 7, 2008 to stockholders of record at the close of business on March 31, 2008 (the "record date").

        If you submit a proxy, you are entitled to revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to our Corporate Secretary at the Company's address located at the top of this page. Whether or not you plan to be present at the annual meeting, we encourage you to sign and return the enclosed proxy card or to provide your proxy over the telephone or via the Internet. Refer to your proxy card for instructions about submitting a proxy by telephone, Internet and mail.

        The Meritage Board of Directors is soliciting proxies.    We will bear the entire cost of proxy solicitation, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies through the mail, by personal interview or telephone, including through the use of a third party proxy solicitor. If we use a proxy solicitor, we estimate the cost will be approximately $9,500.

        The following information should be reviewed along with the audited consolidated financial statements, notes to consolidated financial statements, report of independent registered public accounting firm and other information included in our 2007 Annual Report to Stockholders that was mailed to you along with this proxy statement.

        Information about our company and communities is provided on our Internet website at www.meritagehomes.com. Our periodic and current reports, including any amendments, filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), are available, free of charge, on our website as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission ("SEC"). The information contained on our website is not considered part of our Annual Report on Form 10-K or this proxy statement.

        Meritage operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities and setting high standards for ethical conduct. Our Board of Directors has established an audit committee, executive compensation committee and nominating/governance committee. The charter of each of these committees is available on our website, along with our Code of Ethics and our Corporate Governance Principles and Practices. Our committee charters, Code of Ethics and Corporate Governance Principles and Practices are also available in print, free of charge, to any stockholder who requests them by calling us or by writing to us at our principal executive offices at the following address: Meritage Homes Corporation, 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255, Attention: Legal Department. Our telephone number is (480) 515-8100.

VOTING SECURITIES OUTSTANDING

        On the record date, there were                                    shares of Meritage common stock outstanding. The common stock is our only outstanding class of voting securities. Each share is entitled to one vote on each proposal to be voted on at the annual meeting. Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy.

VOTING PROXIES

        Shares of common stock represented by properly executed proxy cards received by the Company in time for the meeting will be voted in accordance with the instructions specified in the proxies. If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election as directors of the nominees named in this proxy statement, FOR the ratification of the selection of Deloitte & Touche as the Company's independent registered public accounting firm, FOR the amendments to the 2006 Stock Incentive Plan and FOR the amendment to our charter to authorize Preferred Stock.

        If your shares are held in a brokerage account or by another nominee, you are considered the "beneficial owner" of shares held in "street name", and these proxy materials are being forwarded to you by your broker or nominee (the "record holder") along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder prior to the meeting, the record holder will be entitled to vote your shares in its discretion on Proposal 1 (Election of Directors) and Proposal 2 (Ratification of Independent Registered Public Accounting Firm), but will not be able to vote your shares on Proposals 3 and 4 (Approval of Amendments to the 2006 Stock Incentive Plan) or Proposal 5 (Approval of Authorization of Preferred Stock), and your shares will be counted as a "broker non-vote" on those proposals.

        As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a "legal proxy" from the record holder that holds your shares.

        Rules of the New York Stock Exchange (the "NYSE") determine whether proposals presented at stockholder meetings are "routine" or "non-routine." If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A "broker non-vote" occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. As a result, brokers or other entities holding shares for an owner in street name may vote on routine proposals even if no voting instructions are provided by the owner.

        The management and Board of Directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote.

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposals fully, you should carefully read this entire proxy statement.

General Information

Date, Time and Place of Meeting	The annual meeting will be held on Thursday, May 15, 2008 at 10:00 a.m. local time at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260.
Record Date
The record date for the annual meeting is March 31, 2008. Stockholders who hold shares of our stock at the close of business on the record date will be entitled to vote on the matters proposed in this proxy statement.
Voting Information
You can vote in person at the annual meeting or submit a proxy to have your shares represented without attending the annual meeting. The shares represented by a properly executed proxy will be voted as you direct. To submit a proxy, you must fill out your proxy card and return it by mail, call the telephone number and follow the instructions on your proxy card or follow the instructions on your proxy card to submit your proxy via the Internet.

You can revoke your proxy any time before it is voted by written notice delivered to the Company's Secretary, by timely delivery of a later signed proxy (including via the Internet or telephone), or by voting in person at the annual meeting. Attendance at the meeting alone is not sufficient to revoke your proxy. You must also vote your shares to revoke your proxy.
Quorum
The presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exits.

The Proposals

Election of Directors (page 6)	Steven J. Hilton, Raymond Oppel and Richard T. Burke, Sr., each of whom is presently serving as a Class I Director, are nominated for re-election.

The Board of Directors recommends a vote "for" each of these directors. If a quorum is present, the three nominees who receive the most votes will be elected. Broker non-votes and votes that are withheld have no legal effect. Please vote on this matter.

Ratification of Auditor (page 7)	Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2008 fiscal year.

The Board of Directors recommends a vote "for" this proposal. An affirmative vote of the majority of the shares present at the annual meeting is required to ratify the selection of Deloitte & Touche LLP as the Company's independent auditor. Broker non-votes and votes that are withheld have no legal effect. Please vote on this matter. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2008 will stand, unless the Audit Committee finds other good reason for making a change.
Approval of an Amendment to the 2006 Stock Incentive Plan to Increase the Number of Shares Available (page 8)
Under the 2006 Stock Incentive Plan, the Company's executives, officers, employees, non-employee directors, consultants and advisors are eligible to receive awards of stock options, stock appreciation rights, restricted stock awards, performance share awards and performance based awards. We are asking for your approval of two amendments to the 2006 Stock Incentive Plan. Each proposal is independent of, and not conditioned upon, approval of the other. The first amendment will increase the number of shares available under the Plan. We are asking for you to approve this amendment because the Board has determined that increasing the number of shares available for grant generally under the plan is necessary to be able to grant additional equity awards in order to continue to retain and motivate key employees in the current difficult homebuilding environment.

The Board of Directors has approved this amendment to the plan and recommends a vote "for" this proposal. The affirmative vote of a majority of the votes cast on the proposal is required for approval of this amendment to the 2006 Stock Incentive Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on this amendment, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Approval of an Amendment to the 2006 Stock Incentive Plan to Increase the Annual Limit on the Amount that can be Granted to any One Individual (page 8)
We are also asking for your approval of an amendment to the 2006 Stock Incentive Plan to change the maximum number of shares with respect to one or more awards that can be granted to a participant during a single year. The Board has determined that increasing the amount subject to the annual grant limitation is appropriate in order to retain and motivate key employees in the current difficult homebuilding environment.
We note that our equity grants are within guidelines established for our industry and similarly-sized companies by major stockholder advocate groups.

The Board of Directors has approved this amendment to the plan and recommends a vote "for" this proposal. The affirmative vote of a majority of the votes cast on the proposal is required for approval of this amendment to the 2006 Stock Incentive Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on this amendment, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.
Amendment to Charter to Authorize Preferred Stock (page 14)
Our last proposal asks you to approve an amendment to our charter that would increase the number of shares of capital stock the Company is authorized to issue from 125,000,000 to 135,000,000 by authorizing for issuance up to 10,000,000 shares of preferred stock ("Preferred Stock"), in addition to the currently authorized 125,000,000 shares of common stock.

We are asking you to approve the authorization of Preferred Stock to enhance our flexibility in structuring future public or private financing transactions. Because an issuance of Preferred Stock may be treated differently than an issuance of debt under the covenants contained in our current credit facilities and indentures, we believe that having the flexibility to issue Preferred Stock may be beneficial for purposes of being able to raise additional funds in the future, if needed, while maintaining compliance with those covenants.

The Board of Directors represents that it does not intend to issue, without prior stockholder approval, any series of Preferred Stock for any defensive or anti-takeover purpose, to implement any stockholder rights plan or with features intended to make any attempted acquisition of the Company more difficult or costly.

The Board of Directors has approved this amendment and recommends a vote "for" this proposal. The affirmative vote of holders of record of not less than a majority of the outstanding shares of common stock on the record date is required for approval of the proposed amendment to the charter. Because the affirmative vote of a majority of our outstanding shares is required to approve this proposal, broker non-votes and abstentions have the same effect as a vote against this proposal, so please vote.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

        Our Board of Directors currently has six members. The directors are divided into two classes serving staggered two-year terms. This year our Class I Directors are up for election. The Board, upon the recommendation of its Nominating/Governance Committee, has nominated Steven J. Hilton, Raymond Oppel and Richard T. Burke Sr., who are presently serving as Class I Directors, for re-election.

        Biographical information for each of our director nominees is set forth below:

        Steven J. Hilton, 46,    was co-chairman and co-chief executive officer of Meritage Homes Corporation from 1997 to May 2006. In May 2006, Mr. Hilton was named the Company's chairman and chief executive officer. Mr. Hilton co-founded Arizona-based Monterey Homes in 1985. Under Mr. Hilton's leadership, Monterey became publicly traded and combined with Legacy Homes in 1997, which thereafter became Meritage. Mr. Hilton received his Bachelor of Science degree in accounting from the University of Arizona and is a director of Western Alliance Bancorporation, a $4 billion community bank based in Las Vegas, Nevada.

        Raymond Oppel, 51,    has been a director since December 1997. He was the co-founder, chairman and chief executive officer of the Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was sold in 1995 to the public homebuilder KB Home. Mr. Oppel is a licensed real estate broker and currently is active as a private investor in real estate development and land banking. Mr. Oppel has over 18 years of experience in the homebuilding business.

        Richard T. Burke, Sr., 64,    was appointed as a director in September 2004. Mr. Burke is the Chairman of the Board of Directors of UnitedHealth Group, which he founded, took public in 1984 and served as chairman and chief executive officer until 1988. From 1995 until 2001, Mr. Burke was the owner and chief executive officer of the Phoenix Coyotes, a National Hockey League team. Mr. Burke is also a director of First Cash Financial Services, Inc.

        All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, should a nominee become unable to serve or should a vacancy on the Board occur before the annual meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee. In the vote on the election of the director nominees, stockholders may:

  •
  vote FOR all nominees;

  •
  vote to WITHHOLD votes for all nominees; or

  •
  WITHHOLD votes as to specific nominees.

        Unless you tell us by your proxy to vote differently, your shares will be voted FOR the Board's nominees. If a quorum is present, the three nominees who receive the most votes will be elected. Broker non-votes and votes that are withheld have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2)

        The Board of Directors seeks an indication from stockholders of their approval or disapproval of the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.

        Deloitte & Touche LLP was appointed our auditor in 2005 and no relationship exists other than the usual relationship between auditors and clients.

        An affirmative vote of the majority of the shares present at the annual meeting is required to ratify the selection of Deloitte & Touche LLP as the Company's independent auditor. Broker non-votes and votes that are withheld have no effect. If the appointment of Deloitte & Touche LLP as auditors for 2008 is not approved by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2008 will stand, unless the Audit Committee finds other good reason for making a change.

THE BOARD OF DIRECTORS HAS APPROVED THIS PROPOSAL NO. 2 AND
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
PROPOSAL NO. 2.

AMENDMENTS TO THE 2006 STOCK INCENTIVE PLAN

Information Relating to Proposals 3 and 4

        On January 16, 2008, our Board of Directors adopted, subject to stockholder approval, amendments to the Meritage Homes Corporation 2006 Stock Incentive Plan (the "2006 Stock Incentive Plan") that would increase the number of shares of common stock reserved for issuance under the plan from 700,000 (excluding shares remaining available for grant that were rolled into the 2006 Stock Incentive Plan from our former stock option plan) to 1,600,000 and change the maximum number of shares with respect to one or more awards that can be granted to any one person from an aggregate of 100,000 shares to 250,000 shares per year. Each of these amendments is set forth below in a separate proposal for approval by stockholders. Each proposal is independent of, and not conditioned upon, approval of the other. The affirmative vote of a majority of the votes cast is required for approval of this amendment to the 2006 Stock Incentive Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the amendment, abstentions will have the same effect as votes against the proposal, and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

        Certain material features of the plan are discussed below, however, the description is subject to, and qualified by the full text of the plan, attached as Appendix A, which includes the proposed amendments highlighted in bold. The closing price for our common stock on March 31, 2008, as reported on the New York Stock Exchange ("NYSE"), was $            per share.

        The Board believes the 2006 Stock Incentive Plan promotes success and enhances our value, because it ties the personal interests of the participants to those of stockholders and provides the participants with an incentive for outstanding performance. The Executive Compensation Committee of the Board of Directors (the "Compensation Committee") administers the plan, and has exclusive authority over it, including the power to determine a participant's eligibility, the types of awards to be granted, the timing of the awards and the exercise price of awards.

        In order to facilitate approval of this proposal and alleviate any stockholder concerns regarding the number of equity awards we intend to grant in a given year, our Compensation Committee and management commit to our stockholders that for fiscal years 2007, 2008 and 2009, we will not grant during such three fiscal years a number of shares subject to options or other awards such that the average number of shares granted during such three fiscal years is greater than 3.33% of the average number of shares of our common stock that were outstanding at the beginning of each of the three fiscal years ("Burn Rate"). For calculation purposes, the Burn Rate is determined as (i) for each fiscal year, the number of new grants for shares underlying options, SARs, and similar awards plus one and half times the number of new grants for shares underlying other equity-related awards (including restricted stock and deferred stock) for which the participant does not pay the grant date share value, divided by (ii) the number of shares outstanding at the beginning of each corresponding fiscal year. This limitation applies to awards that can result in the delivery of shares but would exclude any plans assumed in connection with an acquisition.

Eligibility

        Awards may be made to any officer, employee or executive of the Company, as well as to non-employee directors and consultants or advisors to the Company. As of December 31, 2007, there were five non-employee directors and approximately 140 officers and employees of the Company and its subsidiaries eligible to participate in the 2006 Stock Incentive Plan.

Types of Awards

        The 2006 Stock Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, performance shares and performance-based awards (each, an "Award"), whether granted alone or in combination, pursuant to which shares of common stock, cash or a combination thereof may be delivered to the Award recipient; provided that stock appreciation rights will be paid only in shares. Under the 2006 Stock Incentive Plan, the total number of shares of common stock available for future Awards is reduced by one share for each share issued in connection with an option or a stock appreciation right and by 1.38 shares for each share issued in connection with any other type of Award.

        Options.    An option is the right to purchase shares of common stock at a future date at a specified exercise price. The Executive Compensation Committee (the "Compensation Committee") may grant both nonqualified stock options and incentive stock options under the 2006 Stock Incentive Plan. The per share exercise price will be determined by the Compensation Committee, but must be at least equal to the fair market value of the underlying shares of common stock on the date of grant. The Compensation Committee determines the date after which options may be exercised in whole or in part and the expiration date of each option, which cannot be more than ten years from the date of grant. However, in the case of an incentive stock option granted to a participant who holds more than 10% of the voting power of the Company, the exercise price must be at least 110% of the fair market value of the underlying shares of common stock on the date of grant and the expiration date cannot be more than five years from the date of grant. The exercise price of an option may be paid in shares of common stock, cash or a combination thereof, as determined by the Compensation Committee, including an irrevocable commitment by a broker to pay the exercise price from the proceeds of a sale of shares issuable under the option, the delivery of previously owned shares or withholding of shares deliverable upon exercise. Options cannot be repriced (or cancelled and regranted at a lower exercise price) without shareholder approval, other than in connection with a change in the Company's capitalization.

        Stock Appreciation Rights.    A stock appreciation right is a right granted to the participant to receive, in shares of common stock, an amount equal to the appreciation of one share of common stock from the date of grant.

        Restricted Stock Awards.    Awards of shares of stock may be granted under the 2006 Stock Incentive Plan, although the shares are generally subject to a risk of forfeiture or to other conditions or restrictions during specified periods of time. The Compensation Committee does not typically issue a stock certificate representing a restricted stock award until the restrictions applicable to all or part of the award have lapsed, and the Compensation Committee has discretion to waive in whole or in part restrictions or forfeiture conditions relating to the restricted stock award.

        Performance Share Awards.    Performance share awards are rights to receive, in cash, shares of common stock or a combination thereof, an amount equal to the value of common stock if certain performance goals are attained.

        Performance-Based Awards.    The purpose of performance-based awards is to qualify restricted stock or performance share awards as "performance-based compensation" pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code limits the Company's federal income tax deduction for compensation paid to any of the executive officers named in the summary compensation table of its annual proxy statement. The limit is $1 million per officer per year, with certain exceptions. However, the deductibility limit does not apply to "performance-based compensation" if the qualifying performance criteria and maximum amounts payable upon the satisfaction of performance goals are approved in advance by the Company's stockholders. Stockholders approved the qualifying performance criteria and maximum amounts payable for purposes of Section 162(m) of the Code at the annual meeting of stockholders in 2006.

        Notwithstanding the satisfaction of the performance criteria, the number of shares issued or the amount paid under an Award may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion may determine.

Change in Control

        If a change of control occurs and Awards are converted, assumed, or replaced by a successor, the Compensation Committee has the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse. If a change of control occurs and the Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse.

Amendment to or Termination of the 2006 Stock Incentive Plan

        The Compensation Committee, with the Board's approval, may amend, alter or discontinue the 2006 Stock Incentive Plan. However, other than in connection with a change in the Company's capitalization, no amendment may be made without stockholder approval if such amendment would:

  •
  increase the maximum number of shares of common stock for which Awards may be granted under the 2006 Stock Incentive Plan;

  •
  permit the Compensation Committee to grant options with an exercise price that is below the fair market value of a share of common stock on the date of grant;

  •
  permit the Compensation Committee to extend the exercise period for an option beyond ten years from the date of grant;

  •
  permit the Compensation Committee to reprice previously-granted options; or

  •
  require stockholder approval under any laws, regulation or stock exchange rule.

Plan Benefits

        The following table sets forth grants of options and restricted shares through March 1, 2008 made under the 2006 Stock Incentive Plan since its inception to (i) each of our named executive officers, (ii) all current executive officers, as a group; (iii) all current directors and director nominees who are not executive officers, as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Grants under the plan are made at the discretion of the Board of Directors.

Individual Or Group Name	Number Of Shares Subject To Options and Non- Vested Shares Granted	Weighted Average Exercise Price Per Share
Executive Officers
Steven J. Hilton	243,160	$29.97
Larry W. Seay	154,000	$26.00
C. Timothy White	87,500	$25.73
Steven M. Davis	95,000	$20.95
Sandra R.A. Karrmann	28,500	$41.49

Executive Officer Group (five persons)	608,160	$27.49

Non-Executive Officer Director Group
Robert G. Sarver	28,500	$19.69
Raymond Oppel	28,500	$19.69
Peter L. Ax	28,500	$19.69
Richard T. Burke, Sr.	28,500	$19.69
Gerald W. Haddock	28,500	$19.69

Non-Executive Officer Director Group (five persons)	142,500	$19.69

Non-Executive Officer Employee Group (about 140 persons)	1,900,136	$33.27

PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED
FOR ISSUANCE THEREUNDER
(PROPOSAL NO. 3)

        The Board of Directors has reviewed the shares currently available under the 2006 Stock Incentive Plan and has determined that it is appropriate to increase the maximum number of shares authorized for issuance under the 2006 Stock Incentive Plan. As of March 31, 2008, (i)                          shares have been issued upon exercise of options under the 2006 Stock Incentive Plan, (ii) option grants representing                        shares were outstanding under the 2006 Stock Incentive Plan and (iii) 137,832 shares of restricted stock had been awarded under the 2006 Stock Incentive Plan and not otherwise forfeited or cancelled. The total number of shares of common stock available for awards under the 2006 Stock Incentive Plan currently is                        , which the Board believes is inadequate for the purpose of providing future equity incentives. The Board has determined that increasing the amount of shares of common stock issuable under the 2006 Stock Incentive Plan is necessary in order to be able to grant additional equity awards to continue to retain and motivate key employees in the current difficult homebuilding environment. As a result, the Board is asking the stockholders to approve an amendment to the 2006 Stock Incentive Plan that would increase the number of shares authorized for issuance from 700,000 (excluding shares that were rolled into the 2006 Stock Incentive Plan from our former incentive plan) to 1,600,000.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER.

PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO INCREASE THE LIMIT ON THE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO ONE OR MORE AWARDS THAT MAY BE GRANTED TO A PARTICIPANT
DURING A CALENDAR YEAR
(PROPOSAL NO. 4)

        During 2007, equity awards were approved under the 2006 Stock Incentive Plan that exceeded the plan's annual limitation on the number of shares with respect to one or more Awards that may be granted to any participant during a single calendar year. As a result, the Company withheld the awards that exceeded the annual limit, and determined that an amendment to the 2006 Stock Incentive Plan was warranted to enable larger grants.

        The Board has determined that increasing the amount of shares subject to the annual grant limitation is appropriate in order to retain and motivate key employees in the current difficult homebuilding environment. We note that our equity grants are within guidelines established for our industry and similarly-sized companies by major stockholder advocate groups. The Board is asking the stockholders to approve this amendment to the 2006 Stock Incentive Plan that would change the maximum number of shares with respect to one or more Awards that could be issued to any one person from an aggregate of 100,000 shares to 250,000 shares per year.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO INCREASE THE LIMIT ON THE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO ONE OR MORE AWARDS THAT MAY BE GRANTED TO A PARTICIPANT DURING A CALENDAR YEAR.

PROPOSAL TO APPROVE AUTHORIZATION OF PREFERRED STOCK
(PROPOSAL NO. 5)

        On January 16, 2008, the Board of Directors declared advisable and approved, subject to the approval of the stockholders, an amendment to the Company's Articles of Incorporation increasing the number of shares of capital stock the Company is authorized to issue from 125,000,000 to 135,000,000 by authorizing for issuance up to 10,000,000 shares of Preferred Stock, in addition to the currently authorized 125,000,000 shares of common stock. The proposed amendment to the Company's Articles of Incorporation is attached to this proxy statement as Appendix B.

Reasons for the Proposal

        The proposed amendment, if approved by stockholders, will supplement our authorized common stock by creating an undesignated class of Preferred Stock. Although the Board of Directors has no immediate plans to issue Preferred Stock, the Board believes that the proposed authority to issue Preferred Stock will enhance the Company's flexibility in structuring future public or private financings and possible acquisitions. The Preferred Stock also may be useful in connection with stock dividends, equity compensation plans or other proper corporate actions.

        Preferred stock provides investors with a preference over the common stockholders upon a liquidity event, usually in the amount invested, plus accrued but unpaid dividends, if any. Further, the conversion feature of Preferred Stock, if any, will generally enable an investor to choose between the amount it would receive upon conversion into common stock and the amount due under the preference.

        Because an issuance of Preferred Stock may be treated differently than an issuance of debt under the covenants contained in our current credit facilities and indentures, we believe that having the flexibility to issue Preferred Stock may be beneficial for purposes of being able to raise additional funds in the future, if needed, while maintaining compliance with those covenants. In this regard, Preferred Stock established by the Board of Directors, if the charter amendment is approved, could be treated as equity, mezzanine, or debt on our balance sheet based on the underlying structure of the transaction. Dividends on the Preferred Stock, depending on how the security is structured, may or may not be considered as interest for purposes of interest coverage ratios. If Preferred Stock is authorized, we would have the opportunity to negotiate terms most beneficial to us, subject to market conditions, relative to our balance sheet and indebtedness.

        Having the authority to issue Preferred Stock by Board action will enable us to develop equity securities with terms tailored to specific purposes and to avoid the possible delay associated with, and significant expense of, calling and holding a special meeting of stockholders to authorize additional capital stock. The Board believes that an enhanced ability to respond to opportunities and to favorable capital market conditions before the opportunities or conditions pass is in the best interests of the Company and its stockholders.

Effect of Amendment

        If the proposal is approved, the Board of Directors would be authorized to issue at its discretion one or more series of Preferred Stock from time to time without any further shareholder action, unless additional shareholder action is required by law, the Articles of Incorporation, regulatory authorities or the rules of any stock exchange on which the Company's securities are then listed. The authority of the Board of Directors would include, among other things, establishing the number of shares constituting a series, dividend rights, voting rights, conversion or exchange privileges, redemption features, sinking fund provisions, and rights in the event of a voluntary or involuntary liquidation or dissolution.

  Effect on Common Stock

        It is not possible to state the actual effects of the proposed Preferred Stock upon the rights of holders of common stock until the Board of Directors determines the respective rights of the holders of one or more series of Preferred Stock. The issuance of shares of Preferred Stock may, however, adversely affect the rights of the holders of common stock. For example, in the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of Preferred Stock would dilute the earnings per share and book value per share of all outstanding shares of common stock. In addition, a series of Preferred Stock could rank senior to the common stock as to dividend rights or liquidation preferences or both, may have full or enhanced voting rights, and may be convertible into shares of common stock. The effects of an issuance of Preferred Stock could include (i) reduction of the amount of funds otherwise available for payment of dividends on common stock, (ii) restrictions on dividends on common stock, (iii) dilution of the voting power of common stock, and (iv) restrictions on the rights of holders of common stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock.

  "De-Clawed" Blank Check Preferred Stock

        The Board of Directors represents that it does not intend to issue, without prior stockholder approval, any series of Preferred Stock for any defensive or anti-takeover purpose, to implement any stockholder rights plan or with features intended to make any attempted acquisition of the Company more difficult or costly, without stockholder approval. However, within these limits, the Board of Directors may issue Preferred Stock for financing, acquisition or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes. Consequently, the Board of Directors believes that, as structured, the Preferred Stock is in the best interests of the Company and its stockholders because it (i) is consistent with sound corporate governance principles and (ii) enhances our ability to take advantage of financing alternatives and acquisition opportunities.

Other Considerations

        Notwithstanding the above, any Preferred Stock issued could make a change in control of the Company more difficult, and therefore less likely, by reducing the likelihood of an inexpensive hostile takeover attempt during times when our stock price experiences significant volatility. Any such issuance could dilute the stock ownership or voting rights of, or increase the costs to, a person seeking to obtain control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or other extraordinary transaction. To the extent that it impedes any such attempts, the amendment to our charter may serve to perpetuate current management.

        The amendment to the Articles of Incorporation is not being proposed in response to any known effort or threat to acquire control of the Company and is not part of a plan by management to adopt a series of amendments to the charter and bylaws that would thwart such efforts.

        Existing provisions in the Articles of Incorporation and bylaws may also have the effect of delaying or preventing a merger with or acquisition of the Company, even where the stockholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by stockholders to replace our current directors and include: (i) a classified board of directors; (ii) a provision that directors may only be removed for cause (iii) a limitation on the maximum number of directors; (iv) a limitation on the ability of stockholders to call a special meeting of stockholders; (v) a provision that only the directors can amend the bylaws; and (vi) advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at a stockholders meeting. In addition, the Maryland Business Combination statute provides, generally, that no stockholder holding more than 10% of the outstanding shares of common stock may engage in a merger or other similar transaction with the Company for a period of five years after first obtaining that 10% stockholder position unless that acquisition, or the proposed merger or other transaction, were approved by the Board of Directors before the interested stockholder acquired the 10% or greater interest.

Approval Requirements

        The affirmative vote of holders of record of not less than a majority of the outstanding shares of common stock on the record date is required for approval of the proposed amendment to the Articles of Incorporation. Because the affirmative vote of a majority of our outstanding shares is required to approve this proposal, broker non-votes and abstentions have the same effect as a vote against this proposal. If the proposed amendment is approved by the stockholders, it will become effective upon its acceptance by the State Department of Assessments and Taxation of Maryland, which is expected to occur as soon as reasonably practicable after approval.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION AUTHORIZING THE ISSUANCE OF PREFERRED STOCK.

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        Management.    The following table summarizes, as of March 17, 2008, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

  •
  each Meritage director and nominee for director;

  •
  each executive officer named in the summary compensation table; and

  •
  all Meritage directors and executive officers as a group.

Name Of Beneficial Owner(1)	Position With The Company	Number Of Shares Owned(2)		Right To Acquire By May 16, 2008	Total Shares Beneficially Owned	Percent Of Outstanding Shares
Steven J. Hilton	Director, Chairman and CEO	1,849,054	(3)	228,642	2,077,696	7.9
Robert G. Sarver	Director	474,000	(4)	12,000	486,000	1.8
Raymond Oppel	Director	25,000	(5)	22,000	47,000	*
Peter L. Ax	Director	14,000		12,000	26,000	*
Richard T. Burke, Sr.	Director	4,000		12,000	16,000	*
Gerald W. Haddock	Director	8,000	(6)	2,000	10,000	*
Larry W. Seay	Executive Vice President, Chief Financial Officer	67,076		91,333	158,409	*
C. Timothy White	Executive Vice President, General Counsel and Secretary	21,264	(6)	23,000	44,264	*
Steven M. Davis	Executive Vice President— National Homebuilding Operations	—		3,000	3,000	*
Sandra R.A Karrmann	Former Exec. Vice President, Chief Human Resources Officer	—		—	—	*
All current directors and executive officers as a group (10 persons)		2,462,394		405,975	2,868,369	10.9

*
Less than 1%.

(1)
The address for our directors and executive officers is c/o Meritage Homes Corporation, 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255.

(2)
The amounts shown include the shares of common stock actually owned as of March 17, 2008, and the shares that the person or group had the right to acquire within 60 days of that date. The number of shares includes shares of common stock owned of record by such person's spouse and minor children and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition. In calculating the percentage of ownership, all shares of common stock which the identified person had the right to acquire within 60 days of March 17, 2008 upon exercise of options are considered as outstanding for computing the percentage of the shares owned by that person or group, but are not considered as outstanding for computing the percentage of the shares of stock owned by any other person. The shares owned do not include any unvested restricted stock.

(3)
Shares are held by family trusts.

(4)
Mr. Sarver is deemed to indirectly own an additional 8,000 shares through his family members, and 875,000 shares are owned by Southwest Value Partners Fund XIV, LP, an entity in which Mr. Sarver indirectly shares control over voting, purchase and disposition of these shares. Additionally, an entity of which Mr. Sarver is a member owns 1,000,000 shares of our common stock. Mr. Sarver has expressly disclaimed any beneficial ownership of these shares.

(5)
6,000 shares are owned indirectly by family trusts.

(6)
All shares pledged to a third-party lending institution to secure a loan.

        Certain Other Beneficial Owners.    Based on filings made under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of March 17, 2008, the only other known beneficial owners of more than 5% of Meritage common stock are shown in the following table:

		Shares Beneficially Owned
Name of Other Beneficial Owners
	Address Of Beneficial Owner	Number	Percent
LMM, LLC(1)	100 Light Street Baltimore, MD 21202	2,600,000	9.91%
Invesco, Ltd.(2)	1360 Peachtree Street NE Atlanta, GA 30309	2,492,536	9.50%
T. Rowe Price Associates, Inc.(3)	100 E. Pratt Street Baltimore, MD 21202	2,491,400	9.40%
Earnest Partners, LLC(4)	1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	2,099,841	8.00%
Barclays Global Investors, NA(5)	45 Fremont Street San Francisco, CA 94105	1,920,783	7.32%
State Street Bank & Trust Co.(6)	One Lincoln Center Boston, MA 02111	1,680,590	6.40%

(1)
Based solely on a Schedule 13G/A, filed with the SEC February 14, 2008, LLM, LLC has shared voting and dispositive power with respect to 2,600,000 shares.

(2)
Based solely on a Schedule 13G, filed with the Securities and Exchange Commission ("SEC") February 13, 2008, Invesco, Ltd. and certain affiliated entities have shared voting and dispositive power with respect to 2,492,536 shares.

(3)
Based solely on a Schedule 13G, filed with the Securities and Exchange Commission ("SEC") February 13, 2008, T. Rowe Price Associates, Inc. has sole voting power with respect to 756,300 shares and sole dispositive power with respect to 2,491,400 shares.

(4)
Based solely on a Schedule 13G/A, filed with the Securities and Exchange Commission ("SEC") January 31, 2008, Earnest Partners, LLC has sole voting power with respect to 639,312 shares, shared voting power with respect to 511,129 shares and sole dispositive power with respect to 2,099,841 shares.

(5)
Based solely on a Schedule 13G, filed with the SEC February 5, 2008, Barclays Global Investors, NA and certain affiliated entities have sole voting power with respect to 1,589,746 shares and sole dispositive power with respect to 1,920,783 shares.

(6)
Based solely on a Schedule 13G, filed with the Securities and Exchange Commission ("SEC") February 12, 2008, State Street Bank & Trust Co. has sole voting and dispositive power with respect to 1,680,590 shares.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        The Board of Directors is elected by the stockholders to oversee the stockholders' interests in the operation and overall success of our business. The Board serves as our ultimate decision-making body, except for those matters reserved to or that require a vote of our stockholders. The Board selects and oversees the members of senior management who are charged by the Board with conducting our business. We have established and operate in accordance with a comprehensive plan of corporate governance that defines and sets ethical standards for the conduct of our directors, officers and employees. This plan provides an important framework within which the Board of Directors can pursue our strategic objectives and ensure long-term stockholder value.

Corporate Governance Principles and Practices

        We have adopted Corporate Governance Principles and Practices that define the key elements of our corporate governance framework and philosophy, including:

  •
  director qualifications,

  •
  independence criteria,

  •
  director responsibilities,

  •
  our committee structure,

  •
  officer and director stock ownership requirements,

  •
  director resignation policy,

  •
  director access to officers and employees,

  •
  our philosophy with respect to director compensation,

  •
  requirements regarding director orientation and continuing education, and

  •
  our plans with respect to management succession.

        Our Corporate Governance Principles and Practices are available on our website at www.meritagehomes.com and we will provide a print copy to any stockholder upon request. These principles are reviewed regularly by the Nominating/Governance Committee and changes are made as appropriate.

Director Qualification and Independence

        Determinations regarding the eligibility of director candidates are made by the Nominating/Governance Committee, which considers the candidate's qualifications as to skills and experience in the context of the needs of the Board of Directors and our stockholders. The Nominating/Governance Committee also evaluates and reports to the Board of Directors regarding the independence of each candidate. Consistent with the rules and regulations of the NYSE, at least a majority of the Board of Directors must be independent.

        No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareowner or partner of an organization that has a relationship with the Company. The Board observes all criteria established by the NYSE and other governing laws and regulations. In its review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company.

        As a result of its review, the Board of Directors has determined that a majority of Meritage's Board members are independent. Our independent directors, identified by an asterisk in the next table, are Peter Ax, Raymond Oppel, Richard Burke and Gerald Haddock.

        In making this determination, the Board of Directors evaluated whether there exists any relationships between these individuals and Meritage. Except as noted below, the Board of Directors determined no relationship exists between Meritage and any independent director. In 2006, Peter Ax, an independent and our lead director, acquired from Meritage a used sports utility vehicle. The purchase price for the vehicle was $35,000, which was the fair market value of the vehicle based on well-known and reliable published sources. The Board considered this relationship and determined that it does not impair Mr. Ax's independence because the transaction was based on reliable market data and the value of the transaction is, individually and in the aggregate, immaterial in relation to Mr. Ax's net worth.

        Steven J. Hilton is not considered independent because he is employed by the Company.

        Prior to 2004, Robert Sarver was deemed an independent director. The Nominating/Governance Committee has continually monitored certain relationships between Mr. Sarver and Meritage along with relationships between Mr. Sarver and Mr. Hilton. Mr. Sarver and Mr. Hilton have certain business relationships unrelated to Meritage. The Nominating/Governance Committee evaluated these relationships and determined that they do not impair Mr. Sarver's independence because they did not involve Meritage and are insignificant in relation to Mr. Sarver's net worth. During 2004, Mr. Sarver became the controlling owner of the Phoenix Suns basketball team, in which Mr. Hilton purchased a minority ownership interest. This relationship was closely evaluated by the Nominating/Governance Committee because of its significance to Messrs. Sarver and Hilton and because Meritage has purchased advertising with the Phoenix Suns. Although the Nominating/Governance Committee and the Board of Directors believe Mr. Sarver is a valuable member of the Board and that the Company benefits from his extensive business experience, the Nominating/Governance Committee concluded it is in the best interest of Meritage's stockholders that Mr. Sarver not be deemed an independent director.

        The Board has also determined that all governance committees of the Board are composed entirely of independent directors.

CEO and Management Succession

        The Board of Directors considers management evaluation and CEO succession planning an important responsibility of the Board. Under our Corporate Governance Principles and Practices, the Board of Directors is responsible to approve a succession plan for our CEO and other senior officers. Issues relating to CEO succession planning are addressed regularly (and at least annually) by the Board.

        Under the charter of the Nominating/Governance Committee, it is the role of the Nominating/Governance Committee to develop and recommend to the Board of Directors a set of corporate governance principles and practices applicable to the Company, including items such as management succession, policies and principles for CEO selection and performance review, and policies regarding succession in the event of an emergency or retirement of the CEO.

        The development of these policies has resulted in our Corporate Governance Principles and Practices, which provides, among other things, that our Executive Compensation Committee is to conduct an annual review of the performance of the CEO and that the entire Board of Directors is responsible to approve a succession plan for the CEO and other senior officers.

        Under its charter, the Executive Compensation Committee develops and presents annually to the Board a management succession program for the CEO and selected senior executives. Additionally, our CEO performs annual evaluations of other senior management and reports to the Board on these evaluations with recommendations from time to time of potential successors.

        While the Executive Compensation Committee develops and presents a management succession program to the Board, the entire Board has primary responsibility for CEO succession planning and develops both long-term and contingency plans for succession of the CEO.

The Board and Board Committees

        We currently have six incumbent directors and the following committees: Audit Committee, Executive Compensation Committee and Nominating/Governance Committee.

        During 2007, the Board of Directors held ten meetings. Each director attended all of these meetings and the committee meetings of which he is a member, except as follows: Mr. Haddock did not attend one Board meeting, one Executive Compensation Committee meeting and two Audit Committee meetings, and Mr. Sarver did not attend two Board meetings. Directors are expected to attend our annual meetings of stockholders. All directors attended our 2007 annual meeting, which was held on May 16, 2007.

        The following table summarizes the current members of our Board of Directors, and describes the current members of each of the committees and the number of meetings held during 2007.

Board of Directors	Audit Committee		Executive Compensation Committee		Nominating/Governance Committee
Steven J. Hilton
Peter L. Ax* +	X	**	X		X
Robert G. Sarver
Raymond Oppel*	X		X	**	X
Richard T. Burke, Sr.*	X
Gerald W. Haddock*			X		X	**
Number of Meetings	9		10		3

* = Independent Director	X = Member	** = Chair	+ = Lead Independent Director

Audit Committee

        The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, and the rules and regulations of the NYSE. The Audit Committee assists the Board of Directors in:

  •
  fulfilling its oversight of the integrity of our financial statements,

  •
  reviewing and approving related party transaction between us and senior executive officers and directors,

  •
  determining our compliance with legal and regulatory requirements,

  •
  determining the independent registered public accounting firm's qualifications and independence, and

  •
  evaluating the performance of our internal audit function and independent registered public accounting firm.

        The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and approves all audit engagement fees and terms of all significant non-audit engagements with the independent registered public accounting firm in accordance with the pre-approval policies set forth in our Audit Committee charter. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.

        The Audit Committee operates under a written charter established by the Board. The charter is available on our website at www.meritagehomes.com and we will provide a print copy to any stockholder upon request. Each member of the Audit Committee meets the independence requirements of the NYSE and the Exchange Act, and is financially literate, knowledgeable and qualified to review our financial statements. The Board of Directors has determined that Peter Ax, an independent director as defined by the NYSE's listing standards, is an "audit committee financial expert." Information about Mr. Ax's past business and educational experience is included in his biography in this proxy statement under the caption "Continuing Director Information."

        The report of the Audit Committee is included in this proxy statement on page 52.

Executive Compensation Committee

        Responsibilities.    The Board of Directors has established our Compensation Committee in accordance with the NYSE's rules and regulations. The Compensation Committee regularly reports to the Board of Directors and its responsibilities include:

  •
  reviewing and approving goals and objectives relative to the compensation of our CEO and CFO, evaluating our CEO's and CFO's performance in light of these goals and approving the compensation of our CEO and CFO,

  •
  ensuring that a management succession program for our CEO and selected senior executives is developed and presented annually to the Board,

  •
  overseeing all equity-based award grants,

  •
  making recommendations to the Board of Directors with regard to non-CEO/CFO compensation and equity-based awards, and

  •
  producing a report on executive compensation to be included in our annual proxy statement.

        Composition and Independence.    The Compensation Committee is currently comprised of three members of the Board, each of whom is designated to be "independent" under the Corporate Governance Standards of the NYSE, a "non-employee director" under Section 16 of the Exchange Act, and an "outside director" for purposes of Section 162(m) of the Code. Generally the Compensation Committee Chairman is in charge of setting the Compensation Committee's meetings and calendar, as well as the agenda of each meeting.

        Charter.    The Compensation Committee operates under a written charter, which is available on our website at www.meritagehomes.com and we will provide a print copy to any stockholder upon request. The Executive Compensation Committee Report is included in this proxy statement at page 48.

        Outside Consultants.    The Compensation Committee has the specific authority to hire outside advisors and consultants. In 2006, the Compensation Committee retained Pearl Meyer & Partners, a compensation consulting firm, to reevaluate the compensation programs for our CEO and CFO. The Compensation Committee provided direction to Pearl Meyer & Partners concerning the nature of the engagement, the Compensation Committee's philosophy with respect to executive compensation and key terms and conditions that the Compensation Committee believed should be addressed in connection with the negotiation process with our CEO and CFO. The scope of the Pearl Meyer & Partners' work was to (i) assist the Compensation Committee in understanding the nature and level of executive compensation at comparable public companies, both within the homebuilding industry and companies of comparable size as Meritage, but outside the homebuilding industry, (ii) assist the Compensation Committee in developing a compensation structure for our CEO and CFO based on this analysis and the Compensation Committee's instructions and (iii) refine the proposed structure based on the negotiation process between the Company and the executives. As part of the work process, the Compensation Committee met 13 times with Pearl Meyer & Partners without management present. With the assistance of Pearl Meyer & Partners, we negotiated and entered into amended and restated employment and change of control agreements with Steven J. Hilton, our Chief Executive Officer and Larry W. Seay, our Chief Financial Officer. These employment and change of control agreements were entered into effective January 1, 2007 and are discussed in more detail later in this proxy under the heading "Compensation Discussion and Analysis—Employment Agreements." As part of its annual review process in 2006, the Compensation Committee also retained Pearl Meyer & Partners to assist the Compensation Committee in understanding the nature and level of non-employee director compensation at comparable public companies.

        During 2006, management of the Company had also retained Pearl Meyer & Partners to assist the Company in understanding the current environment and trends relating to compensation within the homebuilding industry in general. The Compensation Committee was advised of this engagement and had an opportunity to review the scope of this assignment, which was more limited than the work Pearl Meyer & Partners performed for the Compensation Committee with respect to the CEO and CFO employment agreements. The specific purpose of this study is to understand the nature and levels of compensation paid to senior management with day-to-day responsibility for homebuilding operations (for example, regional and division presidents).

        No consultants were hired during 2007 to assist in any compensation-related matters, as there were no modifications to existing named executive officers ("NEO") employment agreements.

        Role of Executives in the Compensation Setting Process.    The Compensation Committee determines executive compensation with respect to the CEO and CFO independent of management. With respect to determining compensation of the other NEOs, the CEO and our human resources department prepare and present information and recommendations to the Compensation Committee for review, consideration and approval. With respect to compensation of non-NEOs, the Compensation Committee functions in an oversight role as these decisions are considered the responsibility of management. For example, the Compensation Committee reviews the compensation for various non-NEOs to evaluate reasonableness in comparison to industry standards and may make recommendations to the CEO regarding changes in compensation. The Compensation Committee approves all grants of equity-based awards. For the NEOs, equity award grants in most cases are determined based on an employment agreement between the Company and the NEO and may be adjusted upwards based on the Compensation Committee's review of the NEO's performance and competitive market factors. For non-NEOs, management is responsible for recommending to the Compensation Committee the persons to receive grants and the nature and size of the proposed award. Because management is responsible for the day-to-day operation of the Company, the Compensation Committee believes that management is in the best position to make this recommendation.

        Compensation Committee Interlocks and Insider Participation.    None of the members of the Executive Compensation Committee is, or has been, an employee of Meritage or any of its subsidiaries. There were no interlocking relationships between Meritage and other entities that might affect the determination of the compensation of Meritage's executive officers.

Nominating/Governance Committee

        The Board of Directors has established a Nominating/Governance Committee, which directly reports to the Board of Directors and is responsible for:

  •
  identifying individuals qualified to become Board members and recommending director nominees for the next annual meeting of stockholders,

  •
  developing and recommending Corporate Governance Principles and Practices applicable to us,

  •
  and addressing such items as management succession, including policies and principles for our CEO selection and performance review and succession in the event of an emergency or retirement of the CEO,

  •
  leading the Board of Directors in its annual review of the Board's performance, and

  •
  recommending nominees for the Executive Compensation Committee and Audit Committee.

        The Nominating/Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms. The Nominating/Governance Committee operates under a written charter, which is available on our website at www.meritagehomes.com and we will provide a print copy to any stockholder upon request. Each member of the Nominating/Governance Committee meets the independence requirements of the NYSE.

Director Nomination Process

        Stockholder Nominees.    The policy of the Nominating/Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below. In evaluating such nominations, the Nominating/Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described below. Any stockholder nominations proposed for consideration by the Nominating/Governance Committee must include the nominee's name and qualifications for Board membership and should be submitted to:

Meritage Homes Corporation
17851 North 85th Street
Suite 300
Scottsdale, Arizona 85255
Attn: Corporate Secretary

        The Secretary will forward all nominations to the Nominating/Governance Committee. In addition, our bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for submitting such nominations, and the deadline to propose actions for consideration at next year's annual meeting, please see "Stockholder Proposals" on page 53 of this proxy statement.

        Director Qualifications.    The Nominating/Governance Committee will evaluate prospective nominees using the standards and qualifications set forth in our Corporate Governance Principles and Practices. Prospective nominees should have the highest professional and personal ethics and values, as well as broad experience at the policy-making level in business, government, education or public interest. They should be committed to enhancing stockholder value and should have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board. Each prospective nominee must be willing and able to represent the interests of our stockholders.

        Identifying and Evaluating Nominees for Directors.    The Nominating/Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nominating/Governance Committee assesses the current composition of the Board of Directors, the balance of management and independent directors and the need for Audit Committee expertise in its evaluation of prospective nominees. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Governance Committee may seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, or stockholders in order to locate qualified nominees. After completing its evaluation, the Nominating/Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board will determine the nominees after considering such recommendations.

Executive Sessions of Independent Directors

        Our Corporate Governance Principles and Practices dictate that the non-management members of the Board of Directors will meet in executive session at least quarterly outside the presence of directors that are employees or officers of the Company. The non-management directors met in executive session six times during 2007. Peter Ax is our Lead Independent Director and presides over these executive session meetings.

Code of Ethics

        We are committed to conducting business consistent with the highest ethical and legal standards. The Board of Directors has adopted a Code of Ethics, which is applicable to all employees, including our CEO and our CFO and our directors. The Code is available on our website at www.meritagehomes.com and we will provide a print copy to any stockholder upon request.

Communications with the Board of Directors

        Interested persons may communicate with the Board of Directors by writing to our Lead Independent Director at the address set forth on page 24.

CONTINUING DIRECTOR INFORMATION

        Meritage divides its Board of Directors into two classes, one of which is up for election this year, as set forth under "Election of Directors (Proposal No. 1)." The following sets forth biographical information regarding each member of the class of directors whose term will continue until our 2009 Annual Meeting of Stockholders.

        Peter L. Ax, 49,    has been a director since September 2000 and is the managing partner of Phoenix Capital Management, a merchant banking firm. Mr. Ax is the former chairman and chief executive officer of SpinCycle, Inc., a publicly held consolidator and developer of coin-operated Laundromats. Previously, Mr. Ax served as head of the Private Equity Division and senior vice president of Lehman Brothers in New York. Mr. Ax is also on the board of directors of Medit Marketing, Inc. and Mobility Electronics and serves on the Advisory Board of Directors of Cascadia Capital, a Seattle based investment banking and merchant banking firm. Mr. Ax holds an M.B.A. from the Wharton School at the University of Pennsylvania and a law degree from the University of Arizona, and has been a certified public accountant. He has also been an accounting instructor at the Wharton School.

        Robert G. Sarver, 46,    has been a director since December 1996, and is the chairman and chief executive officer of Western Alliance Bancorporation, a director of Skywest Airlines, and the managing partner of the Phoenix Suns basketball team. He was the chairman and chief executive officer of California Bank & Trust from 1998 to 2001. From 1995 to 1998, he served as chairman of Grossmont Bank. In 1990, Mr. Sarver co-founded and currently serves as the executive director of Southwest Value Partners and Affiliates, a real estate investment company. Mr. Sarver founded the National Bank of Arizona and was its President until its acquisition by Zions Bancorporation in 1994. Mr. Sarver has been a certified public accountant.

        Gerald W. Haddock, 60,    was appointed as a director in January 2005. Mr. Haddock is the founder of Haddock Enterprises, LLC and formerly served as President and CEO of Crescent Real Estate Equities, a diversified real estate investment trust. He is currently a Director and Audit Committee Chairman of ENSCO International, Inc., a leading global offshore oil and gas drilling service company, and a director of Cano Petroleum, Inc., a Fort Worth-based producer of crude oil and natural gas that specializes in enhanced recovery technology. He also serves on the Board of Directors of the Baylor Foundation of Baylor University and on the Board of Trustees of the M.D. Anderson Proton Therapy Education and Research Foundation.

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion and analysis should be read in conjunction with the "Summary Compensation Table" and related tables that are presented immediately below.

Introduction and Summary

        The purpose of this compensation discussion and analysis ("CD&A") is to provide information about each material element of compensation that we pay or award to, or that is earned by, our NEOs. For our 2007 fiscal year, our named executive officers were:

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  Steven J. Hilton, our Chairman and Chief Executive Officer;

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  Larry W. Seay, our Executive Vice President and Chief Financial Officer;

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  C. Timothy White, our Executive Vice President, General Counsel and Secretary; and

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  Steven Davis, our Executive Vice President—National Homebuilding Operations.

        Sandra R. A. Karrmann, our former Executive Vice-President and Chief Human Resources Officer, is also an NEO because she served in the above-described capacities until mid-2007. This CD&A addresses and explains the numerical and related information contained in the summary compensation tables and includes actions regarding executive compensation that occurred after the end of our 2007 fiscal year, including the award of bonuses related to 2007 performance, and the adoption of any new, or the modification of any existing, compensation programs.

The Executive Compensation Committee

        The Compensation Committee of Meritage's Board of Directors is currently comprised of three members of the Board, each of whom is designated to be "independent" under the Corporate Governance Standards of the NYSE, a "non-employee director" under Section 16 of the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code. The members of the Committee are Raymond Oppel (Chairman), Peter L. Ax and Gerald W. Haddock. Generally, the Compensation Committee Chairman is in charge of setting the Compensation Committee's meetings and calendar, as well as the agenda of each meeting. For additional information regarding the Compensation Committee, please see "The Board and Board Committees" information contained under the heading "Corporate Governance Principles and Board Matters" in this proxy statement. In addition, we also refer you to the Executive Compensation Committee Report included in this proxy statement at page 48.

Significant Compensation Events in 2007

        As discussed in more detail in this CD&A section, Sandra R. A. Karrmann, the Company's former Executive Vice President and Chief Human Resources Officer, resigned in August 2007. As provided for in the employment agreement between the Company and Ms. Karrmann, this action triggered the re-payment of $100,000 of her hiring bonus paid in 2005.

        In addition, we amended and restated our employment and change of control agreements with Steven J. Hilton and Larry W. Seay, our CEO and CFO, respectively, in early January 2007.

Overview

Compensation Philosophy and Objectives

        Our executive compensation program is designed to drive and reward superior corporate performance both annually and over the long term while simultaneously striving to be externally competitive. We continually review our executive compensation program to ensure it reflects good governance practices and is in the best interests of stockholders, while meeting the following core objectives:

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  Pay for Performance—A substantial portion of the total compensation for each NEO is intended to be variable and delivered on a pay-for-performance basis. The terms of the performance-based compensation contemplated in each NEO's employment agreement is first based upon an assessment of external market data to ensure that the compensation formula is competitive relative to the compensation paid by companies with which we compete for executive talent. This compensation is derived based on (i) the performance of the Company as a whole, as measured against our peer group and (ii) the officer's role in the attainment of the Company's performance.

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  Stock Ownership—We are committed to utilizing our compensation program to increase executive stock ownership over time. We believe that equity ownership directly aligns the interests of our executives with those of our stockholders and helps to focus our executives on long-term stockholder value creation. Commencing in 2007, we have begun to award both stock options and restricted stock to our NEOs as we believe the use of restricted stock provides an incentive to continue to increase long-term stockholder value, even during periods of declining stock prices. We believe the granting of both options and restricted stock are important retention tools and are widely used in our industry.

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  Recruiting and Retention—Due to the competitive nature of our industry, we are committed to providing total compensation opportunities that are competitive with, though not identical to, the practices of other large public homebuilders in our industry. We intend for our compensation program to be sufficiently aligned with industry practices so that we can continue to attract and retain outstanding executives who are motivated to help us achieve our mission.

Compensation Peer Group

        We compete with homebuilding companies of various sizes for executive talent, and therefore the Compensation Committee generally reviews composite market data reflecting the market median compensation paid to similarly situated executives. While market data is an important factor considered by the Compensation Committee when setting compensation, it is only one of multiple factors, and the amount paid to each executive may be more or less than the composite market median based on the performance of the Company and the executive, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Compensation Committee deems important. As collectively determined by the Compensation Committee and Pearl Meyer & Partners, for 2006, our compensation peer group for benchmarking the CEO and CFO compensation consisted of the following companies:

Beazer Homes USA, Inc.	KB Home	Pulte Homes, Inc.
Brookfield Homes Corporation	Lennar Corporation	The Ryland Group, Inc.
Centex Corporation	M.D.C. Holdings, Inc.	Standard Pacific Corp.
Dominion Homes, Inc.	M/I Homes, Inc.	Technical Olympic USA, Inc.
D.R. Horton, Inc.	NVR, Inc.	Toll Brothers, Inc.
Hovnanian Enterprises, Inc.	Orleans Homebuilders, Inc.	WCI Communities, Inc.

        In addition, in 2006 we considered the CEO's and CFO's compensation when compared against the compensation of CEOs and CFOs across all industries for companies with annual revenues between $2.5 billion and $3.5 billion, which resulted in 135 companies for CEO data and 119 companies for CFO data. We also used market data and other available information for the benchmarking of our other NEOs. We have not revised our CEO and CFO compensation packages since early 2007.

Compensation Program and Payments

        The key components of our executive compensation program are base salary, annual incentive compensation and long-term incentive compensation. In addition, our NEOs have the opportunity to participate in our company-wide 401(k) plan and to receive certain personal benefits, as described below.

Base Salary

        The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is generally competitive with market practices. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our NEOs accounts for a relatively small portion of their overall compensation. As compared to our compensation peer group, we target our NEO salaries to be in the 40th–60th percentile. We believe the NEO base salaries are appropriate based on the officers' roles, responsibilities, experience and contributions to the company, as well as market data.

Annual Incentive Compensation

        In accordance with the terms of each NEO's employment agreement, each NEO is eligible for additional annual incentive compensation. As compared to our peer group, we target our NEO incentive compensation to be in the 60th–75th percentile. The incentive compensation is designed to comply with the requirements of Section 162(m) of the Code to ensure the tax deductibility of incentive compensation paid to our named executive officers. Under Section 162(m), we cannot deduct compensation in excess of $1 million that is paid to an NEO in any year unless the compensation qualifies as "performance-based" compensation under Section 162(m).

        We believe investors within the public homebuilder industry look to several key financial metrics when valuing companies. These metrics include EBITDA, return on assets and return on equity. For our CEO and CFO, we have structured the cash incentive component of their compensation to result in the possible award of a percentage of EBITDA, as defined below. The level of the cash incentive award is based upon our financial performance compared to other public homebuilders in multiple metrics. If the Company compares favorably (e.g., the top half) in each metric (i.e., return on assets and return on equity), the executive is eligible for the maximum award, subject to formal Compensation Committee approval. Where the Company's performance falls in the lower levels of the metric, the executive is entitled to a lower, or no, bonus, also subject to formal Compensation Committee approval.

        For our other NEOs, we have structured the cash incentive component of the executive's compensation to provide for a bonus generally based on our financial performance and the executive's achievement of selected function area/individual performance goals.

        The specific details of each NEO's 2007 incentive compensation are further detailed in this proxy under the section "Compensation Discussion and Analysis—Employment Agreements."

        As Meritage did not generate net income or EBITDA as defined for compensation calculation purposes during 2007, the Compensation Committee concluded that no annual incentive payments should be made to Messrs. Hilton and Seay in accordance with the terms of their respective employment agreements. Following discussions with the CEO, the Compensation Committee assessed the contributions of Mr. Davis and Mr. White, and a discretionary bonus was approved for each by the Compensation Committee in January 2008, as governed by their employment agreements.

Compensation Determinations and Relevant Factors

        When determining the amount (or exclusion of) bonus and incentive compensation to be paid for 2007, the Compensation Committee reviewed and considered the following information:

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  Feedback from the full Board of Directors (excluding the CEO) regarding the performance of the CEO for 2007;

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  The financial and stock performance of the Company, comparable public companies and other companies in our industry with which we compete, including the total relative stockholder return of our Company and our competitors; and

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  The recommendations of the CEO regarding the bonus and incentive compensation to be paid to each NEO for 2007, which the Compensation Committee discussed with the CEO.

Long-Term Incentive Awards

        Long-term incentives are intended to provide compensation opportunities based on the creation of stockholder value and an increase in our stock price. The upside potential of stock option awards will be realized by the NEOs only if our stock price performance improves over the vesting period and/or the term of the awards. Stock options granted to our NEOs generally have a five-year pro-rata vesting schedule and a seven-year term. Commencing in 2007, we also awarded our NEOs restricted stock, which have a either a three-year pro-rata or cliff vesting schedule.

        In connection with our equity awards, we have also adopted equity ownership requirements as further discussed below in the section "Compensation Discussion and Analysis—Compensation Program and Payments—Security Ownership Requirements."

        The Compensation Committee believes that stock options and/or restricted stock awards provide a strong long-term incentive for our NEOs (and other officers and employees) that, along with their security ownership, help to align the interests of management with our investors. Accordingly, competitive equity-based awards are provided for in the employment agreements with our NEOs. The Compensation Committee believes that these equity-based awards provide the opportunity for our executives to benefit from strong equity performance and, particularly in the case of stock options, subjects the executives to downside risk from weak equity performance as compensation provided in the form of stock options will have no value if the market price of our stock is not in excess of the strike price of the stock options. The Company and the Compensation Committee also believe that an appropriate mix of cash compensation and non-cash compensation in the form of stock options and restricted stock awards benefits us because these non-cash compensation awards do not require the use of our working capital. The Compensation Committee is mindful of the fact that stock options and restricted stock awards represent an expense under generally accepted accounting principles and a cost to the Company and its stockholders in the form of dilution. Accordingly, we seeks to achieve an appropriate balance between cash and non-cash compensation such that management is appropriately incentivized, our working capital is minimally affected and our stockholders do not experience undue dilution.

Other Compensation

        The Compensation Committee does not believe in the extensive use of perquisites as a component of executive compensation. Under the CEO's existing employment agreement, the Company eliminated all benefits relating to personal use of charter aircraft. The Compensation Committee believes that the perquisites provided to our NEOs (above those received by all employees or officers in general) are limited, but help maintain the competitiveness of our compensation package as compared to our peer companies. The types of perquisites we provide to our NEOs generally consists of car allowances, enhanced life and disability insurance and annual physicals.

Taxation Considerations

        Section 162(m) of the Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each NEO named in this proxy statement. The $1 million limitation generally does not apply to compensation that is pursuant to a performance-based plan approved by stockholders. Our policy is to comply with the requirements of Section 162(m) and generally maintain deductibility for all executive compensation, although we reserve the right, as do most public companies, to make non-deductible payments where we determine it is in the best interests of Meritage and its stockholders.

        At the 2006 Annual Meeting of Stockholders, our stockholders approved the 2006 Stock Incentive Plan. The purpose of the 2006 Incentive Plan is to provide for annual incentive awards to the Company's key executives, including the NEOs, and it is the vehicle through which we pay our cash performance bonuses. The 2006 Stock Incentive Plan is administered by the Compensation Committee and provides for cash awards payable to executives upon the attainment of certain predetermined performance goals for the Company. It is our intent that awards made pursuant to the 2006 Stock Incentive Plan qualify as deductible compensation under Section 162(m) of the Code.

        The current employment agreement for our CEO contemplates the payment of a base salary and benefits that will likely exceed the limitations provided for under Section 162(m). The Compensation Committee believes that the excess non-deductible amounts that will be paid to our CEO over the $1 million limitation will primarily be due to the value assigned to perquisites, and not due to the granting of additional awards at the Compensation Committee's discretion. It is expected that the Section 162(m) excess will be less than $100,000 for 2007 for all NEOs, resulting in a lost tax deduction that is not material.

Security Ownership Requirements

        In 2006, we adopted security ownership requirements for our directors and certain executive officers. The Board of Directors believes that these guidelines align the interests of our directors and executive officers with those of stockholders. Our directors and executive officers are required to comply with the following ownership guidelines:

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  Directors, two times annual director fees (exclusive of committee or lead director fees);

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  CEO, four times base salary;

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  CFO, two times base salary;

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  General Counsel, two times base salary; and

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  Other executive officers, as required by the Board of Directors.

        Our policy provides for a reasonable transition period such that each director and covered officer needs to comply with the guidelines by April 30, 2008. In the case of the appointment of a new officer or director, such person is expected to comply with the requirements within three years of the date of appointment. In order to enable our directors and officers to prudently manage their personal financial matters, our policy provides that once compliance is obtained, subsequent changes in stock price will not affect the person's compliance with the guidelines. For purposes of the security ownership requirement, stock options and non-vested restricted stock are not considered owned.

Stock Options and Other Equity-Based Awards

        Meritage has traditionally granted stock options to directors, senior executive officers and other employees to provide a means for incentive compensation and to align the interests of management with the interest of Meritage's stockholders. Prior to 2006, the Company did not traditionally make other equity-based awards, such as restricted stock. At the 2006 Annual Meeting of Stockholders, the Company's stockholders approved the 2006 Stock Incentive Plan. The 2006 Stock Incentive Plan contemplates and allows for a variety of equity-based awards, including stock options, restricted stock, stock appreciation rights and other performance-based awards. Since the approval of the 2006 Stock Incentive Plan, the Company has made a limited number of restricted stock awards. Management and the Compensation Committee believe that, in the future, the Company may expand the use of restricted stock awards as a means of providing incentive compensation and reduce the Company's sole reliance on stock options, bringing it more in line with industry trends.

        Prior to 2006, Meritage did not have a formal policy with respect to the timing of stock option awards, although our general practice was to make one main grant on an annual basis. This annual grant usually occurred during the first half of the year and generally covered awards to the existing directors, executive officers and other officers and employees selected to receive an award. It was also our practice to make awards during the year from time to time in situations involving newly hired executives and employees, or the promotion of existing executives or employees. In response to the new executive compensation disclosure rules adopted by the SEC and other well-publicized stock option dating concerns, the Board of Directors of Meritage in 2006 approved comprehensive policies relating to the granting of stock options and other equity-based awards. Following is a summary of key aspects of our new policies:

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  All stock option grants, restricted stock awards and other equity based awards ("stock-based grants") must be approved by the Compensation Committee.

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  All stock-based grants will be approved at formal meetings (including telephonic) of the Compensation Committee.

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  The date for determining the strike price and similar measurements will be the date of the meeting (or a date shortly after the meeting) or, in the case of an employee, director or consultant not yet hired, appointed or retained, respectively, the subsequent date of hire, appointment or retention, as the case may be.

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  The annual stock-based grant shall be approved at a regularly scheduled meeting of the Compensation Committee during the first part of the year, but after the annual earnings release. We believe that coordinating the main annual award grant after our annual earnings release will generally result in this grant being made at a time when the public is in possession of all material information about us.

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  The customary annual grant to executive officers and directors shall occur at the same time as the customary annual grant to other employees.

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  The Company shall not intentionally grant stock-based awards before the anticipated announcement of materially favorable news or delay the grant of stock-based awards until after the announcement of materially unfavorable news.

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  The Compensation Committee will approve stock-based grants only for persons specifically identified at the meeting by management.

        In addition to our 2007 annual grant completed January 29, 2007, we elected to accelerate our 2008 annual grant to December 2007 to provide additional long term incentives to our employees and management team in anticipation of lower cash bonus payments.

Tender Offer

        In October 2007, we announced a Company-wide stock option tender offer to purchase, for a one-time cash payment of $1.50 per option, all stock options granted to employees and directors between January 1, 2005 and December 31, 2006 with a strike price in excess of $45.00. A total of

665,000 options were eligible for repurchase. The tender offer expired October 29, 2007 with all 665,000 options tendered for an aggregate cash payment of $997,500. We have noted below under the heading "Other Benefits" in each discussion of CEO and NEO compensation what payments were made in connection with the tender offer.

Employment Agreements

        We have entered into an employment agreement with the CEO and each NEO, and the Compensation Committee reviewed and approved the terms of each agreement. The key compensation elements within each agreement are discussed below. In addition to these compensation elements, these employment agreements also provide severance benefits to each executive upon certain termination events. These severance provisions are discussed later in this proxy statement under the heading "Compensation Discussion and Analysis—Potential Payments Upon Termination or Change-of-Control."

Steven J. Hilton, CEO

        Effective January 1, 2007, the Company and Steven J. Hilton entered into an amended and restated employment agreement. The new employment agreement expires on December 31, 2008 and is subject to automatic one year renewal provisions, unless on or before September 15th prior to any expiration, either Mr. Hilton or the Company notifies the other that it wishes to terminate the agreement. The employment agreement provides Mr. Hilton with a base salary of $1,017,500 per year, which may be adjusted from time to time, provided that it may not be reduced without Mr. Hilton's consent. The employment agreement also provides that Mr. Hilton is entitled to reimbursement of reasonable and customary business expenses, payments to purchase a $5 million term life insurance policy, payments to purchase disability insurance providing for monthly benefit payments of approximately $20,000, participation in our Executive Supplemental Savings Plan (which enables deferred compensation in excess of 401(k) limitations), and use of a Company-provided automobile. Although Mr. Hilton's employment agreement provides that he is entitled to use of charter aircraft for business purposes, Mr. Hilton was not granted any personal use of charter aircraft.

        Under the employment agreement, Mr. Hilton will receive an option to acquire 90,000 shares of Meritage common stock at an exercise price equal to the closing price on the date of grant. This option shall have a seven year term and shall vest ratably over five years from the date of grant. In addition, Mr. Hilton will be granted 18,000 restricted shares in 2007. These shares will vest in equal increments over the three-year period beginning on the anniversary of the date of grant. After 2007, Mr. Hilton may receive equity-based awards in such amounts and forms as the Committee determines in its sole discretion. All options or other equity-based awards granted to Mr. Hilton will be made pursuant to our policies governing stock-based grants, as discussed elsewhere in this proxy statement.

        Mr. Hilton's employment agreement also provides for an annual cash incentive bonus based on the Company's attainment of defined performance objectives. In 2007, Mr. Hilton is entitled to a bonus equal to 0.825% of EBITDA if the Company's return on assets is in the top half of public homebuilders having revenues of $500 million or more, and an additional 0.825% of EBITDA if the Company's return on equity is in the top half of these public homebuilders. If either measurement falls within the 33rd to 49th percentile, the bonus shall be 0.5363% of EBITDA for the applicable measurement, and if either measurement falls below the 33% threshold, then there will not be any formula bonus paid with respect to such measurement. The Compensation Committee has complete discretion to act reasonably to increase or reduce the amount of this bonus component (including reducing the bonus to zero) or provide separate supplemental awards, regardless if the Company meets the goals discussed above. The cash incentive bonus component shall be paid no later than March 15 of the following year, and it shall be paid pursuant to the 2006 Stock Incentive Plan to the extent possible.

        The employment agreement also includes a claw-back provision requiring the recovery by the Company of all or part of prior bonuses in the event the performance measure used to calculate the bonus is restated downward as a result of Mr. Hilton's willful misconduct or gross negligence. We may recover any such claw-backs through an offset to future awards payable under the employment agreement, or from Mr. Hilton directly. The agreement also includes non-compete and non-solicit covenants as well as a requirement for Mr. Hilton to provide post-termination consulting services to us at our request.

Larry W. Seay, Executive Vice President and Chief Financial Officer

        Effective January 1, 2007, the Company and Larry W. Seay entered into an amended and restated employment agreement. The employment agreement expires on December 31, 2008 and is subject to automatic one year renewal provisions, unless on or before September 15th prior to any expiration, either Mr. Seay or the Company notifies the other that it wishes to terminate the agreement. The employment agreement provides Mr. Seay with a base salary of $450,000 per year, which may be adjusted from time to time, provided that it may not be reduced without Mr. Seay's consent. The employment agreement also provides that Mr. Seay is entitled to reimbursement of reasonable and customary business expenses, a $1,200 per month automobile allowance and an annual benefit of up to $20,000 to provide Mr. Seay with a $3 million term life insurance policy, consistent with our practice for other NEOs.

        Under the employment agreement, Mr. Seay will receive an option to acquire 36,667 shares of Meritage common stock at an exercise price equal to the closing price on the date of grant. This option shall have a seven year term and shall vest ratably over five years from the date of grant. In addition, Mr. Seay will be granted 7,333 restricted shares in 2007. These shares will vest in equal increments over the three-year period beginning on the anniversary of the date of grant. After 2007, Mr. Seay may receive equity-based awards in such amounts and forms as the Board of Directors determines in its sole discretion. All options or other equity-based awards granted to Mr. Seay will be made pursuant to our policies governing stock-based grants, as discussed elsewhere in this proxy statement.

        Mr. Seay's employment agreement also provides for an annual cash incentive bonus based on the Company's attainment of defined performance objectives. In 2007, Mr. Seay is entitled to a bonus equal to 0.20% of EBITDA is the Company's return on assets is in the top half of public homebuilders having revenues of $500 million or more, and an additional 0.20% of EBITDA if the Company's return on equity is in the top half of these public homebuilders. If either measurement falls within the 33rd to 49th percentile, the bonus shall be 0.13% of EBITDA for the applicable measurement, and if either measurement falls below the 33% threshold, then there will not be any formula bonus paid with respect to such measurement. The Compensation Committee has complete discretion to act reasonably to increase or reduce the amount of this bonus component (including reducing the bonus to zero) or provide separate supplemental awards, regardless if the Company meets the goals discussed above. The cash incentive bonus component shall be paid no later than March 15 of the following year, and it shall be paid pursuant to the 2006 Stock Incentive Plan to the extent possible.

        The employment agreement also includes a claw-back provision requiring the recovery by the Company of all or part of prior bonuses in the event the performance measure used to calculate the bonus is restated downward as a result of Mr. Seay's willful misconduct or gross negligence. The Company may recover any such claw-backs through an offset to future awards payable under the employment agreement, or from Mr. Seay directly. The agreement also includes non-compete and non-solicit covenants as well as a requirement for Mr. Seay to provide post-termination consulting services to us at our request.

C. Timothy White, Executive Vice President, General Counsel and Secretary

        The Company has an employment agreement with C. Timothy White that expired on December 31, 2007 and was renewed through December 31, 2008 under an automatic one year renewal option. The agreement provides for a base salary for 2007 of $525,000 with an increase of 5% on January 1 of any renewal term. Mr. White is entitled to an annual cash incentive bonus for 2006 and 2007 equal to 0.1125% of EBITDA. Mr. White's employment agreement also contemplates that he will receive an annual option grant to acquire 15,000 shares of common stock at an exercise price equal to the fair market value on the date of grant. In addition, Mr. White is entitled to a $1,200 per month automobile allowance, $3 million of term life insurance coverage and such other benefits as are regularly provided by the Company to its senior management.

Steven M. Davis, Executive Vice President—National Homebuilding Operations

        In October 2006, the Company entered into an employment agreement with Steven M. Davis. This agreement has a two-year term and expires on October 16, 2008, subject to automatic one-year renewal options. The agreement provides for a base salary of $400,000 with an increase of 5% on November 1, 2007 and November 1 of any renewal term. Mr. Davis was entitled to a bonus in 2006 of $400,000, subject to full or partial repayment if Mr. Davis is terminated prior to September 16, 2009. For 2007 and forward, Mr. Davis is entitled to a performance-based incentive bonus, which is targeted to be between 0.25% and 0.33% of EBITDA. The payout range will be based on Mr. Davis' achievement of specific goals to be mutually agreed upon between Mr. Davis and the Company's CEO, subject to approval by the Compensation Committee. Mr. Davis' employment agreement also contemplates that he will receive an annual option grant to acquire 15,000 shares of common stock at an exercise price equal to the fair market value on the date of grant. In addition, Mr. Davis is entitled to a $1,250 per month automobile allowance and a Company-paid annual physical at a first class facility.

Sandra R.A. Karrmann, Executive Vice President and Chief Human Resources Officer

        In September 2006, the Company entered into an employment agreement with Sandra R.A. Karrmann, with a two year term scheduled to expire on September 26, 2008. Ms. Karrmann resigned in August 2007, triggering a repayment of $100,000 of her hiring bonus paid in 2005.

Discussion of CEO and NEO Compensation

        Following is a discussion of the compensation paid in 2007 to the Company's CEO and NEOs. The cash incentive performance-based bonus component for our CEO, CFO and General Counsel is based on percentage of "EBITDA." For purposes of determining the cash incentive performance-based bonuses for our executive officers discussed below, the Compensation Committee has defined EBITDA as earnings before interest (comprised of interest expense and interest amortized to cost of sales), income taxes, depreciation, amortization and non-recurring financing charges. The Compensation Committee believes that EBITDA is an appropriate measure for measuring financial performance because EBITDA is used by management to analyze and compare Meritage with other homebuilding companies on the basis of operating performance and the Compensation Committee believes it is a financial measure widely used by investors and analysts in the homebuilding industry. Thus, the Compensation Committee believes that motivating management to achieve high levels of EBITDA aligns management's interest with the interest of our stockholders.

CEO Compensation

        Meritage's CEO, Steven J. Hilton, was compensated in 2007 pursuant to the terms of his employment agreement, which provides for a base salary, a bonus based on Company performance, stock options, and other customary executive benefits. Under this agreement, a substantial portion of Mr. Hilton's potential compensation is performance-based to align his goals and efforts with the interests of our stockholders.

        Salary.    Mr. Hilton was paid a base salary of $1,017,500 in 2007.

        Options.    In 2007, Mr. Hilton was granted options to acquire 75,160 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. Additionally, Mr. Hilton was granted 18,000 restricted shares. These grants were consistent with the terms of his employment agreement. The total options granted were less than the 90,000 contemplated in his employment agreement due to annual granting limit maximums established by the 2006 Stock Incentive Plan documents.

        Performance-Based Bonus.    For 2007, the Compensation Committee determined that no performance-based bonus should be paid to Mr. Hilton based on the parameters and formula reflected in his employment agreement.

        Other Benefits.    The Company also provided to Mr. Hilton other benefits consistent with our normal executive employment arrangements. These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2007 totaled less than $210,000, and include $150,000 Mr. Hilton was also paid in connection with the Company-wide stock option tender offer discussed above.

        On January 2, 2008, Mr. Hilton was granted options to acquire 100,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant.

Other NEO Compensation

        Following is a discussion of compensation paid during 2007 to the other NEOs named in this proxy statement.

        Larry W. Seay, Executive Vice President and Chief Financial Officer.    Mr. Seay was compensated in 2007 pursuant to the terms of his employment agreement, which provides for a base salary, a bonus based on Company performance, stock options, and other customary executive benefits. Under this agreement, a substantial portion of Mr. Seay's potential compensation is performance-based to align his goals and efforts with the interests of our stockholders.

        Salary.    Mr. Seay was paid a base salary of $450,000 in 2007.

        Options.    In 2007, Mr. Seay was granted options to acquire 36,667 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. Additionally, Mr. Seay was granted 7,333 restricted shares. These grants were consistent with the terms of his employment agreement. In December 2007, the Compensation Committee approved a second 2007 grant to all eligible employees under which Mr. Seay was also granted 53,214 options to acquire shares of our common stock at an exercise price equal to the closing price of our stock on the date of grant.

        Performance-Based Bonus.    For 2007, the Compensation Committee determined that no performance-based bonus for Mr. Seay should be paid based on the parameters and formula reflected in his employment agreement.

        Other Benefits.    We also provided to Mr. Seay other benefits consistent with our normal executive employment arrangements and his previous employment agreement. These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2007 totaled less than $115,000, and include $60,000 Mr. Seay was paid in connection with the Company-wide stock option tender offer discussed above.

        On January 2, 2008, Mr. Seay was granted options to acquire 36,786 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant.

        C. Timothy White, Executive Vice President, General Counsel and Secretary.    Mr. White was compensated in 2007 pursuant to the terms of his employment agreement, which provides for a base salary, a bonus based on Company performance, stock options and other customary executive benefits. Under this agreement, a portion of Mr. White's compensation was performance-based to align his goals and efforts with the interests of our stockholders.

        Salary.    Mr. White was paid a base salary of $525,000 in 2007.

        Options.    In 2007, Mr. White was granted options to acquire 15,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. This grant was in accordance with his employment agreement. Additionally, Mr. White was granted 7,500 restricted shares. In connection with the Company-wide December 2007 grant discussed above, Mr. White was also granted 50,000 additional options to purchase our common stock, with an exercise price equal to the closing price of our stock on the date of grant.

        Performance-Based Bonus.    For 2007, the Compensation Committee approved a $450,000 discretionary bonus for Mr. White based on recommendations from management, his performance evaluation and as a retention tool based on actions of other companies in our industry.

        Other Benefits.    The Company also provided to Mr. White other benefits consistent with our normal executive employment arrangements. These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2007 totaled less than $95,000, and include $52,500 Mr. White was paid in connection with the Company-wide stock option tender offer discussed above.

        Steven M. Davis, Executive Vice President—National Homebuilding Operations.    Mr. Davis was compensated in 2007 pursuant to the terms of his employment agreement, which provides for a base salary, a bonus based on Company performance, stock options and other customary executive benefits. Under this agreement, a portion of Mr. Davis's compensation was performance-based to align his goals and efforts with the interests of our stockholders.

        Salary.    Mr. Davis was paid a base salary of $400,000 in 2007.

        Options.    In 2007, Mr. Davis was granted options to acquire 15,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. This grant was in accordance with his employment agreement. In connection with the Company-wide December 2007 grant discussed above, Mr. Davis was granted 40,000 additional options to purchase our common stock, with an exercise price equal to the closing price of our stock on the date of grant.

        Performance-Based Bonus.    For 2007, the Compensation Committee approved a $250,000 discretionary bonus for Mr. Davis based on recommendations from management, his performance evaluation and as a retention tool based on actions of other companies in our industry.

        Other Benefits.    The Company also provided to Mr. Davis other benefits consistent with our normal executive employment arrangements. These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2007 totaled less than $135,000, and include $22,500 Mr. Davis was paid in connection with the Company-wide stock option tender offer discussed above.

        Sandra R.A. Karrmann, Former Executive Vice President and Chief Human Resources Officer.    Ms. Karrmann was compensated during 2007 pursuant to the terms of her employment letter agreement, which provided for a base salary, a bonus based on the achievement of specified goals, a hiring bonus, stock options and other customary executive benefits. Under this agreement, a portion of Ms. Karrmann's potential compensation was performance-based to align her goals and efforts with the interests of our stockholders.

        Salary.    Ms. Karrmann was paid a base salary of $213,328 through her termination date in August 2007.

        Options.    Under her employment agreement, in 2007 Ms. Karrmann was granted options to acquire 15,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. She was also granted 3,500 restricted shares. All equity awards were terminated upon her resignation.

        Hiring Bonus.    Pursuant to the terms of her employment letter agreement, Ms. Karrmann repaid $100,000 of her hiring bonus upon her resignation.

        Other Benefits.    Through the date of her resignation, the Company also provided to Ms. Karrmann other benefits consistent with our normal executive employment arrangements. These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2007 totaled less than $30,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings($)		All Other Compensation ($)(7)	Total($)
Steven J Hilton, Chairman and CEO(1)	2007 2006	1,017,500 1,017,500	— —	205,233 —	2,880,731 1,196,481	— 7,296,282	— —		206,848 229,942	4,310,312 9,740,205
Larry W. Seay, EVP and CFO(2)	2007 2006	450,000 303,877	— —	83,610 10,449	1,207,531 451,734	— 1,768,796	2,210 3,574	(6)	113,735 40,137	1,857,086 2,578,567

C. Timothy White, EVP, General Counsel and Secretary	2007 2006	525,000 500,000	450,000 —	64,877 —	884,612 290,596	— 597,474	— —		92,420 36,768	2,016,909 1,424,838

Steven M. Davis, EVP—National Homebuilding Operations	2007 2006	400,000 83,333	250,000 400,000	155,929 27,624	364,560 13,903	—	— —		218,985 5,524	1,389,474 530,384

Sandra R.A. Karrmann, Former EVP and Chief Human Resources Officer(4)	2007 2006	213,328 303,296	— 157,000	30,276 —	78,743 111,324	— 250,000	— —		27,397 38,526	349,744 860,146

(1)
All compensation is for Mr. Hilton's services in his capacity as the Chairman and Chief Executive Officer of the Company. Mr. Hilton did not receive any separate compensation for his services as a director.

(2)
The $10,449 of stock awarded to Mr. Seay in 2006 was pursuant to our Company-wide longevity award program available to all employees.

(3)
The non-vested shares (restricted stock) grants have a fair value equal to the closing price of our stock on the date of the grant, in accordance with the requirements of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment ("SFAS No. 123R"). See additional detail "Grant of Plan-Based Awards" table.

(4)
Bonus in 2006 represents a sign-on bonus of $157,000, of which $125,000 was paid in 2006 and $32,000 was paid in 2007.

(5)
See Note 9 "Incentive Awards and Retirement Plan" of our consolidated financial statements included in our 2007 Annual Report on Form 10-K for a discussion of the Black-Scholes assumptions used for computing the fair value of options granted. The balances for 2007 include $2,206,937, $882,775, $503,017 and $315,546 of non-cash charges related to the Company's stock option tender offer program for Messrs. Hilton, Seay, White and Davis, respectively.

(6)
Amount represents above-market earnings on deferred compensation that is not tax-qualified. See Non-qualified Deferred Compensation table below for more detail on Mr. Seay's deferred compensation earnings.

(7)
See following table for more detail:

All Other Compensation Table
Year Ended December 31, 2007

Name and Principal Position		Health and Insurance Premiums ($)(1)	401(k) Match	Car Allowance	Plane Travel(2)	Other (3)(4)	All Other Compensation($)
Steven J Hilton, Chairman and CEO	2007 2006	29,557 29,505	6,132 5,280	— 17,835	3,855 131,165	167,304 46,157	206,848 229,942
Larry W. Seay, EVP and CFO	2007 2006	16,840 7,555	8,200 5,280	14,400 14,400	— —	74,295 12,902	113,735 40,137
C. Timothy White, EVP, General Counsel and Secretary	2007 2006	21,338 16,772	— —	14,400 14,400	— —	56,682 5,596	92,420 36,768
Steven M. Davis, EVP—National Homebuilding Operations	2007 2006	13,408 1,399	— —	15,000 3,125	— —	190,577 1,000	218,985 5,524
Sandra R.A. Karrmann, Former EVP and Chief Human Resources Officer	2007 2006	11,773 16,314	4,249 3,396	11,375 18,000	— —	— 816	27,397 38,526
(1)
Includes: (i) employer portion of benefits provided to all employees and (ii) life and disability insurance premiums as contemplated in each NEO's employment agreement if such elections were made.

(2)
In accordance with Mr. Hilton's employment agreement in effect during 2006, he was granted the right to personal use of a chartered aircraft for a pre-determined number of annual flight hours. The amounts in the table above reflect these travel benefits, which were computed as out-of-pocket costs paid to the respective aircraft charter companies for these personal-use flights. The balance also reflects any tax gross-up paid to Mr. Hilton in connection with the taxable income associated with these flights. As noted elsewhere in this proxy statement, Mr. Hilton's amended and restated employment agreement removed the benefit for reimbursement for the right to personal use of a charter aircraft as of its effective date.

(3)
Other includes the following for 2007: (i) spousal travel of $6,217, $1,182, $1,182 and $1,182 for Messrs. Hilton, Seay, White and Davis, respectively; (ii) relocation costs of $119,012 for Mr. Davis; (iii) stock option tender offer payment of $1.50 per option totaling $150,000, $60,000, $52,500 and $22,500 for Messrs. Hilton, Seay, White and Davis, respectively; and (iv) income gross-up to reflect tax consequences, as applicable, of $11,087, $13,113, $3,000 and $47,883 for Messrs. Hilton, Seay, White and Davis, respectively. Spousal travel is determined as either the actual ticket price for commercial airline travel or the equivalent of a first-class comparable ticket on a major air travel carrier for private plane travel.

(4)
Other includes the following for 2006: (i) spousal travel of $7,700, $1,550, $2,100, $1,000 and $0 for Mr. Hilton, Mr. Seay, Mr. White, Mr. Davis and Ms. Karrmann, respectively; (ii) gift certificates of $1,000 each to Messrs. Hilton, Seay and White; (iii) income gross-up to reflect tax consequences, as applicable, of $37,457, $10,352, $2,496, $0 and $816 for Mr. Hilton, Mr. Seay, Mr. White, Mr. Davis and Ms. Karrmann, respectively. Spousal travel is determined as either the actual ticket price for commercial airline travel or the equivalent of a first-class comparable ticket on a major air travel carrier for private plane travel.

Grant of Plan-Based Awards

Estimated Future Payout(s) Under Non-Equity Incentive Plan Awards
Name	Grant Date	Compensation Committee Approval Date(1)	Threshold ($)		Target ($)		Maximum ($)		All Other Stock Awards: Number of Shares of Stock or Units ($)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Steven J Hilton, Chairman and CEO	1/29/07 1/29/07	1/18/07 1/18/07	— —	(3) (3)	— —	(3) (3)	— —	(3) (3)	— 18,000	75,160 —	42.82 —	1,468,717 770,760
Larry W. Seay, EVP and CFO	1/29/07 1/29/07 12/11/07	1/18/07 1/18/07 12/11/07	— — —	(4) (4) (4)	— — —	(4) (4) (4)	— — —	(4) (4) (4)	— 7,333 —	36,667 — 53,214	42.82 — 15.98	716,517 313,999 406,566

C. Timothy White, EVP, General Counsel and Secretary	1/29/07 1/29/07 12/11/07	1/18/07 1/18/07 12/11/07	— — —	(5) (5) (5)	— — —	(5) (5) (5)	— — —	(5) (5) (5)	— 7,500 —	15,000 — 50,000	42.82 — 15.98	293,118 321,150 382,010

Steven M. Davis, EVP—National Homebuilding Operations	1/29/07 12/11/07	1/18/07 12/11/07	— —	(6) (6)	— —	(6) (6)	— —	(6) (6)	— —	15,000 40,000	42.82 15.98	293,118 305,608

Sandra R.A. Karrmann, Former EVP and Chief Human Resources Officer	1/29/07 1/29/07	1/18/07 12/11/07	— —		— —		— —		— 3,500	15,000 —	42.82 —	293,118 149,870

(1)
The Compensation Committee approved grants on January 18, 2007, effective as of January 29, 2007 and December 11, 2007, effective as of December 11, 2007, respectively. The grants noted in the table above were included as part of the annual grant, but in accordance with the respective NEO's existing employment agreement. See "Discussion of 2007 CEO and NEO Compensation" in this proxy statement for further discussion.

(2)
Fair value is computed as the Black-Scholes option value calculated in accordance with the provisions of SFAS No. 123R multiplied by the number of options/restricted stock granted for all grants. See Note 9 "Incentive Awards and Retirement Plan" of our consolidated financial statements included in our 2007 Annual Report on Form 10-K for a discussion of the Black-Scholes assumptions used for computing the fair value of options granted.

(3)
As discussed in this proxy statement under the heading "Compensation Discussion and Analysis—Employment Agreements—Steven J. Hilton, CEO", pursuant to the terms of his employment agreement, Mr. Hilton is entitled to a performance-based bonus equal to 0.825% of EBITDA if the Company's return on assets is in the top half of public homebuilders having revenues of $500 million or more per year, and an additional 0.825% of EBITDA if the Company's return on equity is in the top half of these public builders. If either measurement falls within the 33rd to 49th percentile, the bonus is 0.5363% of EBITDA for the applicable measurement. If either measurement falls below the 33% threshold, then there would not be any formula bonus paid with respect to such measurement. There is no target award and there is no dollar maximum bonus that can be earned. As discussed above under the heading "Compensation Discussion and Analysis—Discussion of CEO and NEO Compensation—CEO Compensation," the Compensation Committee determined that no performance-based bonus should be paid to Mr. Hilton for 2007, in accordance with the terms of his employment agreement.

(4)
As discussed in this proxy statement under the heading "Compensation Discussion and Analysis—Employment Agreements—Larry W. Seay, Executive Vice President and Chief Financial Officer", pursuant to the terms of his employment agreement, Mr. Seay is entitled to a performance-based bonus equal to 0.20% of EBITDA if the Company's return on assets is in the top half of public homebuilders having revenues of $500 million or more per year, and an additional 0.20% of EBITDA if the Company's return on equity is in the top half of these public builders. If either measurement falls within the 33rd to 49th percentile, the bonus is 0.13% of EBITDA for the applicable measurement. If either measurement falls below the 33% threshold, then there would not be any formula bonus paid with respect to such measurement. There is no target award and there is no dollar maximum bonus that can be earned. As discussed above under the heading "Compensation Discussion and Analysis—Discussion of CEO and NEO Compensation—Other NEO Compensation—Larry W. Seay, Executive Vice President and Chief Financial Officer," the Compensation Committee determined that no performance-based bonus should be paid to Mr. Seay for 2007, in accordance with the terms of his employment agreement.

(5)
As discussed in this proxy statement under the heading "Compensation Discussion and Analysis—Employment Agreements—C. Timothy White—Executive Vice President, General Counsel and Secretary", pursuant to the terms of his employment agreement, Mr. White is entitled to a performance-based bonus equal to 0.1125% of EBITDA. There is no target award and there is no dollar maximum bonus that can be earned. In 2007, the Committee approved a discretionary bonus of $450,000 for Mr. White, which is reflected in the Summary Compensation Table under the column titled "Non-Equity Incentive Plan Compensation."

(6)
As discussed in this proxy statement under the heading "Compensation Discussion and Analysis—Employment Agreements—Steven M. Davis—Executive Vice President, National Homebuilding Operations", pursuant to the terms of his employment agreement, Mr. Davis is entitled to a performance-based bonus targeted to be between 0.25% and 0.33% of EBITDA. The payout will be based on Mr. Davis achieving specific goals mutually agreed upon between Mr. Davis and the Company. There is no target award and there is no dollar maximum bonus that can be earned. In 2007, the Compensation Committee approved a discretionary bonus of $250,000 for Mr. Davis, which is reflected in the Summary Compensation Table under the column titled "Non-Equity Incentive Plan Compensation."

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price($)	Options Expiration Date		Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares of Units of Stock that Have Not Vested($)
Steven J Hilton, Chairman and CEO	75,290 74,320 5,680 48,000 — —	— — — 32,000 75,160 —	19.30 16.00 17.60 31.31 42.82 —	6/11/09 3/12/10 3/12/08 5/12/11 1/28/14	(1) (2)	— — — — — 18,000	(3)	— — — — — 262,260
Larry W. Seay, EVP and CFO	40,484 30,000 24,000 18,000 — — —	— — 6,000 12,000 36,667 53,214 —	7.22 19.30 16.00 31.31 42.82 15.98 —	3/13/08 6/11/09 3/12/10 5/12/11 1/28/14 12/10/14 —	(4) (1) (2) (5)	— — — — — — 7,333	(3)	— — — — — — 106,842

C. Timothy White, EVP, General Counsel and Secretary	20,000 5,000 5,000 10,000 — — —	— — — — 15,000 50,000 —	7.22 19.30 16.00 31.31 42.82 15.98 —	3/13/08 6/11/09 3/12/10 5/12/11 1/28/14 12/10/14 —	(2) (5)	— — — — — — 7,500	(6)	— — — — — — 109,275

Steven M. Davis, EVP—Natl. Homebuilding Operations	— — —	15,000 40,000 —	42.82 15.98 —	1/28/14 12/10/14 —	(2) (5)	— — 25,000	(7)	— — 364,250

Sandra R.A. Karrmann, Former EVP and Chief Human Resources Officer	—	—	—	—		—		—

(1)
Remaining unvested options vest in equal increments on May 13, 2008 and 2009.

(2)
Remaining unvested options vest in equal increments on January 29, 2008, 2009, 2010, 2011 and 2012.

(3)
Remaining unvested shares vest in equal increments on January 29, 2008, 2009 and 2010.

(4)
Remaining unvested options vest on March 13, 2008.

(5)
Remaining unvested options vest in equal increments on December 11, 2008, 2009, 2010, 2011 and 2012.

(6)
Remaining unvested shares vest on January 29, 2010.

(7)
Remaining unvested shares vest in equal increments on October 16, 2009, 2010 and 2011.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Steven J Hilton, Chairman and CEO	4,710	47,147	—	—
Larry W. Seay—EVP and CFO	—	—	—	—
C. Timothy White—EVP, General Counsel and Secretary	—	—	—	—
Steven M. Davis—EVP—National Homebuilding Operations	—	—	—	—
Sandra R.A. Karrmann—Former EVP, Chief Human Resources Officer	—	—	—	—

Nonqualified Deferred Compensation

Name		Executive Contributions in Last FY($)	Registrant Contributions in Last FY ($)	Aggregated Earnings in Last FY($)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Steven J Hilton, Chairman and CEO	2007 2006	— —	— —	— —		— —		— —
Larry W. Seay, EVP and CFO	2007 2006 2006	— — —	— — —	5,320 4,533 4,390	(1)(3) (2)(3) (1)(3)	59,883 56,339 —	(1) (2)	— 54,563	(1)

C. Timothy White, EVP, General Counsel and Secretary	2007 2006	— —	— —	— —		— —		— —

Steven M. Davis, EVP—National Homebuilding Operations	2007 2006	— —	— —	— —		— —		— —

Sandra R.A. Karrmann—Former EVP, Chief Human Resources Officer	2007 2006	— —	— —	— —		— —		— —

(1)
The original amount of this award ($47,000) was reported as compensation to Mr. Seay in 2004. The award was made under a previous bonus program that has since been discontinued. In 2008, Mr. Seay was paid the full balance of his deferred bonus agreement—2004 Award Year. Mr. Seay became fully vested in such amount on December 31, 2007.

(2)
The original amount of this award ($46,000) was reported as compensation to Mr. Seay in 2003. The award was made under a previous bonus program that has since been discontinued. In 2007, Mr. Seay was paid in full the balance of his deferred bonus agreement—2003 Award Year. Mr. Seay became fully vested in such amount on December 31, 2006.

(3)
Interest accrues on the aggregate deferred balance annually and is computed as the prime rate reported as of the first day of the year plus 150 basis points.

Potential Payments upon Termination or Change-of-Control

Summary

        We have entered into an employment agreement and change of control agreement with our CEO and each of our other NEOs. Under the terms of these agreements, our CEO and other NEOs are entitled to severance payments and other benefits in the event of certain types of terminations. These benefits can include cash payments, continuation of insurance benefits and the acceleration of outstanding stock options and restricted shares.

        Following is a summary of the severance provisions contained in the employment agreements and change of control agreements between the Company and its NEOs. The table includes an estimate of the benefits that would accrue for each executive if the triggering event occurred on December 31, 2007 and is based on each executive's compensation on that date.

        Information is not included for Sandra R. A. Karrmann, our former EVP, Chief Human Resources Officer, because Ms. Karrmann's severance benefits expired upon her resignation in August 2007.

NEO	Triggering Events(1)	Payments/Benefits	Payment Terms	Material Conditions	Potential Value of Benefits(2)
Steven J. Hilton, Chairman and CEO	Voluntary resignation by the executive without good reason	In the case of voluntary resignation without good reason, Mr. Hilton will be entitled to (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums, and (iii) a severance payment equal to $5 million.	The severance payment will be paid over a period of one year following termination, except that 1. In the event of a termination resulting from a change of control, the	Mr. Hilton is obligated to provide reasonable consulting services to the Company for a period of two years following termination. In addition, Mr. Hilton	$5,069,318
	Voluntary resignation by the executive with good reason	In the case of voluntary resignation with good reason, Mr. Hilton will be entitled to (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums, and (iii) a severance payment equal to (1) two times Mr. Hilton's base salary on the date of termination and (2) the actual bonuses earned by Mr. Hilton in the two years prior to his termination (provided such severance payment shall not be less than $5 million nor more than $10 million).	severance payment will be paid in one lump sum within 30 days of termination subject to 409A requirements. 2. The pro rata bonus to be paid upon a termination by the Company without cause will be paid as set forth in the employment agreement (after year end).	must comply with extensive non-compete non-solicitation covenants for a period of two years following termination.	$12,104,318
	Termination by the Company without cause
		In the case of termination by the Company without cause, Mr. Hilton will be entitled to (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums, (iii) acceleration and vesting of all outstanding stock options and restricted stock awards granted after January 1, 2007, (iv) a severance payment equal to (1) two times Mr. Hilton's base salary on the date of termination and (2) the actual bonuses earned by Mr. Hilton in the two years prior to his termination (provided such severance payment shall not be less than $5 million nor more than $10 million), and (v) if the termination occurs during the final three months of the fiscal year, a pro rata bonus for that year based on the bonus criteria then in effect.	3. The severance payment to be paid upon a resignation without good reason will be paid over a period of two years.		$12,366,578

	Death or disability	In the case of a termination due to death or disability, Mr. Hilton (or his heirs and estate) will receive (i) his base salary through the date of termination, (ii) a pro rata portion of Mr. Hilton's bonus for the year based on the criteria then in effect, (iii) reimbursement of COBRA premiums, and (iv) acceleration and vesting of all outstanding stock options and restricted stock awards granted after January 1, 2007.			$331,578
	Change of control
		In the case of a termination as a result of a change of control, Mr. Hilton will be entitled to a severance payment equal to (1) three times the higher of (i) his annual base salary on the date of termination or (ii) his annual base salary on the date preceding the change of control plus (2) three times the highest of (i) his average annual incentive compensation for the two years prior to termination or (ii) his annual incentive compensation for the year preceding the change of control. The change of control severance payment is capped at the lesser of the amount that could be paid that is not subject to the imposition of a federal excise income tax, or $15 million. Mr. Hilton will also be entitled to continuation of his life, disability and group health insurance benefits for a period of two years following termination and acceleration and immediate vesting of all stock options and restricted stock awards.			$18,355,004
Larry W. Seay, EVP and CFO	Voluntary resignation by the executive with good reason	In the case of voluntary resignation with good reason, Mr. Seay will be entitled to (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums, and (iii) a severance payment equal to Mr. Seay's base salary on the date of termination plus the actual bonus earned by Mr. Seay in the two years prior to his termination (provided such severance payment shall not be more than $3.0 million).	The severance payment will be paid over a period of one year following termination, except that: 1. In the event of a termination resulting from a change of control, the severance payment will be paid in one lump sum within 30 days of termination subject to 409A requirements.	Mr. Seay is obligated to provide reasonable consulting services to the Company for a period of one year following termination. In addition, Mr. Seay must comply with a non-compete covenant for a period of six months following termination and non-solicitation covenant for a period of one year	$3,487,973
	Termination by the Company without cause	In the case of termination by the Company without cause, Mr. Seay will be entitled to (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums, (iii) acceleration and vesting of all outstanding stock options and restricted stock awards granted after January 1, 2007, (iv) a severance payment equal to Mr. Seay's base salary on the date of termination and the actual bonus earned in the two years prior to his termination (provided such severance payment shall not be more than $3.0 million), and (v) if the termination occurs during the final three months of the fiscal year, a pro rata bonus for that year based on the bonus criteria then in effect.	2. The pro rata bonus to be paid upon a termination by the Company without cause will be paid as set forth in the employment agreement (after year end).	following termination.	$3,594,815

	Death or disability	In the case of a termination due to death or disability, Mr. Seay (or his heirs and estate) will receive (i) his base salary through the date of termination, (ii) a pro rata portion of Mr. Seay's bonus for the year based on the criteria then in effect, (iii) reimbursement of COBRA premiums, and (iv) acceleration and vesting of all outstanding stock options and restricted stock awards granted after January 1, 2007.			$144,815
	Change of control
		In the case of a termination as a result of a change of control, Mr. Seay will be entitled to a severance payment equal to (1) two times the higher of (i) his annual base salary on the date of termination or (ii) his annual base salary on the date preceding the change of control plus (2) two times the highest of (i) his average annual incentive compensation for the two years prior to termination or (ii) his annual incentive compensation for the year preceding the change of control. The change of control severance payment is capped at the lesser of the amount that could be paid that is not subject to the imposition of a federal excise income tax, or $6 million. Mr. Seay will also be entitled to continuation of his life, disability and group health insurance benefits for a period of two years following termination and acceleration and immediate vesting of all stock options and restricted stock awards.			$4,890,156
C. Timothy White, EVP, General Counsel and Secretary	Voluntary resignation by the executive with good reason Termination by Company without cause Change of control
		In case of voluntary resignation with good reason, termination by the Company without cause or as the result of a change of control, Mr. White will receive (i) his base salary through the date of termination, (ii) any unpaid bonus for the prior year and a pro rated portion of his bonus for the year in which the termination occurs, (iii) a severance payment equal to two times Mr. White's base salary and two times his bonus for the previous year (the severance payment is capped at $2.5 million in the case of a termination resulting from a change of control), (iv) reimbursement of COBRA premiums, and (v) acceleration and vesting of all outstanding stock options.	The severance payment will be paid within 15 days of the date of termination in the case of a voluntary resignation with good reason or a termination by the Company without cause. The severance payment will be paid within 30 days following a termination resulting from a change of control.	Mr. White must comply with a non-compete covenant for six months following termination and a non-solicitation covenant for a period of one year following termination. Mr. White may, within 60 days of the date of termination, waive compliance with these provisions, provided that in doing so, he would relinquish his rights to the severance payment described in this table.	$2,741,200
	Death or disability	In the case of death or disability, Mr. White (or his heirs and estate) will receive (i) his base salary through the date of termination, (ii) any unpaid bonus for the prior year and a pro rated amount of Mr. White's bonus for the year in which the termination occurs, (iii) reimbursement of COBRA premiums, and (iv) acceleration and vesting of all outstanding stock options.			$496,252

Steven M. Davis, EVP—National Homebuilding Operations	Voluntary resignation by the executive with good reason Termination by Company without cause Change of control
		In case of voluntary resignation with good reason, termination by the Company without cause or as the result of a change of control, Mr. Davis will receive (i) his base salary through the date of termination, (ii) any unpaid bonus for the prior year (iii) a severance payment equal to Mr. Davis' base salary on the date of termination plus his bonus for the year preceding the date of termination, (iv) reimbursement of COBRA premiums, (v) acceleration and vesting of all outstanding stock options, and (vi) for a qualifying termination after September 16, 2007, any restrictions on Mr. Davis' outstanding restricted stock awards will lapse.	The severance payment will be paid within 15 days of the date of termination.	Mr. Davis must comply with a non-solicitation covenant for a period of 18 months following termination.	$1,457,913
	Death or disability	In the case of death or disability, Mr. Davis (or his heirs and estate) will receive (i) his base salary through the date of termination, (ii) any unpaid bonus for the prior year and a pro rated amount of Mr. Davis' bonus for the year in which the termination occurs, (iii) reimbursement of COBRA premiums, (iv) acceleration and vesting of all outstanding stock options and (v) any restrictions on Mr. Davis' outstanding restricted stock awards will lapse.			$657,913

(1)
The terms "cause," "good reason," "change of control" and "disability" are defined in each executive's employment and change of control agreements. The determination of whether a triggering event has occurred is determined by the Board of Directors and/or Compensation Committee based on the occurrence or presence of events that might constitute a triggering event, provided, however, the agreements generally provide for a process for the resolution of a dispute between an executive and the Company with respect to the occurrence or existence of a triggering event.

(2)
Consistent with the SEC's rules and regulations concerning executive compensation disclosure, the potential value of each executive's benefits assumes that that the termination occurred on December 31, 2007, and with a closing stock price of $14.57 on the last business day of 2007. Balances include the full 2007 bonus paid in 2008, where applicable. The benefit derived from the acceleration of options was computed as the difference between the strike price and the closing price of our stock on the last day of 2007 for each option grant affected. Total termination benefits represent payments for severance, non-compete and non-disclosure covenants.

DIRECTOR COMPENSATION

        In 2007, our non-employee directors received an annual retainer of $50,000; committee chairmen received an additional annual payment of $15,000; and committee members received an additional payment of $10,000. The lead director received an additional $40,000 annually. Also in 2007, our non-employee directors each received an annual stock option grant to acquire 4,000 shares of Meritage common stock, which vests in equal increments on the first two anniversary dates of the grant and has an exercise price equal to the closing price of our common stock on the date of grant. In addition, the non-employee directors each received a grant of 12,000 shares of restricted stock. The restricted stock vests in equal increments on the first three anniversaries of the date of grant. In connection with the Company-wide grant in December 2007, as previously discussed, each non-employee director received an additional grant of 7,500 options to purchase our common stock, which vest in equal increments on the first two anniversaries of the grant date and have an exercise price equal to our stock closing price on the date of grant.

        The 2007 director compensation is set forth below:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	All Other Compensation ($) (3)	Total ($)
Robert G. Sarver	50,000	292,197	15,000	357,197
Raymond Oppel	85,000	292,197	15,000	392,197
Peter L. Ax	125,000	292,197	15,000	432,197
Richard T. Burke, Sr.	60,000	292,197	15,000	367,197
Gerald W. Haddock	75,000	303,762	22,500	401,262

(1)
As of December 31, 2007, the outstanding number of options held by the non-employee directors was 21,500, 41,500, 21,500, 21,500 and 11,500 for Messrs. Sarver, Oppel, Ax, Burke and Haddock, respectively.

(2)
See Note 9 "Incentive Awards and Retirement Plan" of our consolidated financial statements included in our 2007 Annual Report on Form 10-K for a discussion of the Black-Scholes assumptions used for computing the fair value of options granted. Each director's balance includes $88,513 of non-cash charges related to the Company's stock option tender offer discussed above.

(3)
Amount represents a cash payment of $1.50 per tendered option in connection with the Company-wide stock option tender offer discussed above. Additionally, as part of the reimbursement to directors for out-of-pocket expenses incurred in attending Board and committee meetings, we reimburse certain directors for charter aircraft service or other travel and lodging-related expenses. During 2007, we made reimbursements of approximately $18,000 and $4,900 and $2,600, to Messrs. Burke, Haddock and Oppel, respectively.

        The following Executive Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the Company specifically incorporates this report.

EXECUTIVE COMPENSATION COMMITTEE REPORT

        The Executive Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE EXECUTIVE COMPENSATION COMMITTEE

Raymond Oppel—Chairman Gerald W. Haddock Peter L. Ax

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

        The following table summarizes our equity compensation under all of our equity compensation plans as of December 31, 2007:

Plan Category	(a) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	2,253,155	$24.71	471,650	(1)
Equity compensation plans not approved by stockholders	—	n/a	—
Total	2,253,155	$24.71	471,650	(1)

(1)
The number of securities remaining available for issuance under existing or future grants includes 2,724,805 shares under our 2006 Stock Incentive Plan. In addition to stock options, stock appreciation rights and performance share awards, the 2006 Stock Incentive Plan allows for the grant of restricted stock shares. Under the 2006 Stock Incentive Plan, awards other than stock options and stock appreciation rights are counted against the shares available for grant as 1.38 shares for every one share issued in connection with such awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers, directors and "beneficial owners" of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2007 all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Meritage maintains a written policy concerning conflict of interest transactions that generally applies to transactions between the Company and related persons, including employees, officers and directors and applies to direct and indirect relationships and transactions. Because of the nature of our business, which involves the ownership, development, construction and sale of real estate and single family homes, our policy was carefully constructed to capture transactions and relationships between the Company or its competitors, and related persons. At the same time, we were mindful to not inadvertently create the potential for conflicts relating to transactions that are primarily of a personal nature and do not involve the Company, or conflict with its business (for example, the construction of a vacation home or the purchase of a home from the Company pursuant to its home purchase policy that is available to most employees).

        For transactions not exempted from the policy, Meritage's policy requires that designated members of senior management must review and approve any transaction between a covered person (e.g., employees, officers and directors) and the Company. The policy provides that the Company legal and internal audit departments are to be involved in the review and approval process. For transactions involving directors or senior executive officers (including the officers named in this proxy statement), the proposed transaction must be approved in advance by the Audit Committee of the Board of Directors. Real estate transactions between the Company and related persons are subject to strict scrutiny.

        Each of the transactions listed below was approved by the Audit Committee of the Board of Directors pursuant to the policy, except that the payments made to the Phoenix Suns pursuant to the advertising/sponsorship were not specifically approved by the Audit Committee in 2007 as the payments were made pursuant to a previously existing contractual arrangement.

        During 2004, we contracted with a landbanker to acquire property in the Tucson, Arizona area for $4.6 million. Mr. Sarver has a 3.8% ownership interest in the entity that sold this property to the landbanker. During 2006 and 2005, we had purchases totaling approximately $1.5 million and $1.2 million from the landbanker related to this property. In addition, during 2007, 2006 and 2005, we made purchases of approximately $0.8 million, $1.3 million and $64,800 directly from the entity in which Mr. Sarver has the ownership interest. We completed the full acquisition of this property during fiscal 2007.

        During 2004 the Company entered into an advertising/sponsorship agreement with the National Basketball Association's Phoenix Suns organization. Mr. Sarver is the Controlling Owner and Vice Chairman of the Phoenix Suns, and Mr. Hilton is a minority owner of the team. In 2007, 2006 and 2005 we paid approximately $329,000, $714,000 and $329,000 in advertising/sponsorship costs related to the agreement. We terminated our advertising/sponsorship agreement during 2007 and, based on a verbal agreement for future payment in the next fiscal year, we expect a significantly reduced level of such expenditures in 2008. These amounts are recorded as general and administrative expenses on our consolidated statements of operations.

        During 2007, 2006 and 2005, we chartered aircraft services from companies in which Mr. Hilton has a significant ownership interest. Such amounts were:

	Year Ended December 31
	2007	2006	2005
Steven J. Hilton	$400,000	$711,000	$234,000

        We paid legal fees of approximately $1,643,000 to a law firm in 2005, of which C. Timothy White was a partner. Mr. White served on our Board of Directors until October 1, 2005, at which time he joined the Company as our General Counsel.

INDEPENDENT AUDITORS

        Deloitte & Touche LLP serves as our principal independent registered public accounting firm. We expect representatives of Deloitte & Touche LLP to be present at our Annual Meeting of Stockholders to respond to appropriate questions, and they will be given an opportunity to make a statement if they desire to do so.

        The following table presents fees for professional accounting services rendered by our principal accountant for the audit of our annual financial statements for 2007 and 2006, and fees billed for other services rendered.

	2007	2006
Audit fees(1)		$1,379,748
Audit-related fees(2)		25,000

Audit and audit-related fees		1,404,748
Tax fees(3)		21,920

Total fees		$1,426,668

(1)
Audit fees consisted principally of fees for audit and review services, services related to various SEC filings and related research. Audit fees in 2007 and 2006 include $                        and $548,217 of fees for audit services related to Management's Annual Report on Internal Control over Financial Reporting.

(2)
Audit-related fees consisted of fees related to the audit of our 401(k) plan and financial accounting and reporting consultations.

(3)
Tax fees consisted of fees for income tax consulting and tax (including state and local tax procurement) compliance, including preparation of original and amended state and federal income tax returns, refund claims, and IRS tax audit assistance.

        Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All 2007 and 2006 non-audit services listed above were pre-approved.

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

REPORT OF THE AUDIT COMMITTEE

        We have reviewed Meritage's audited consolidated financial statements and met with both management and Deloitte & Touche LLP, the Company's independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also reviewed, and discussed with management and Deloitte & Touche LLP, management's report and Deloitte & Touche LLP's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We have received from and discussed with Deloitte & Touche LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items related to that firm's independence from Meritage. We also discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, as amended). Based on these reviews and discussions, we recommended to the Board that Meritage's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

                      THE AUDIT COMMITTEE
                      Peter L. Ax—Chairman
                      Raymond Oppel
                      Richard T. Burke, Sr.

STOCKHOLDER PROPOSALS

        The Board of Directors and Nominating/Governance Committee will consider nominations from stockholders for the class of directors whose terms expire at the year 2009 Annual Meeting. Nominations must be made in writing to our Secretary, received at least 90 days prior to the 2009 Annual Meeting, and contain sufficient background information concerning the nominee's qualifications. Our Corporate Secretary must receive any other stockholder proposals for the 2009 Annual Meeting by December 2, 2008 to be considered for inclusion in our 2009 proxy statement.

        Proposals to be presented at the 2009 Annual Meeting that are not intended for inclusion in the proxy statement must be submitted in accordance with our bylaws. To be timely, a stockholder's notice of such a proposal must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 20 days nor more than 30 days prior to the meeting (or, with respect to a proposal required to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, the earlier date such proposal was received); provided, however, that in the event that less than 30 days notice or prior public disclosure of the date of the meeting is given or made by the Company, notice by the stockholder to be timely must be so received by the Secretary not later than the close of business on the 10th day following the earlier of the day on which the Company's notice of the date of the annual meeting was mailed or the day on which the Company's first public disclosure of the date of the annual meeting was made.

        A nomination or other proposal will be disregarded if it does not comply with the above procedures.

FORM 10-K ANNUAL REPORT

        Along with this proxy statement, we have provided each stockholder entitled to vote, a copy of our Annual Report to Stockholders and Annual Report on Form 10-K. The Company incorporates herein the information set forth in Part II, Item 5 of our Form 10-K relating to the executive officers of the Company. The Company will provide, without charge, an additional copy of its Annual Report on Form 10-K for the year ended December 31, 2007 (without the exhibits thereto) and/or a copy of the exhibits to its 2007 Form 10-K, upon the written or oral request of any stockholder or beneficial owner of its common stock. Requests should be directed to the Secretary of the Company at the address listed on page 24.

OTHER MATTERS

        The Board of Directors is not aware of any other matters to be presented at the meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.

FORWARD LOOKING STATEMENTS

        This proxy statement contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this proxy statement regarding the anticipated effects of our compensation structure and programs and our intentions with respect to the grant of equity-based awards in the future. Meritage undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Meritage's business, particularly those mentioned under the heading "Risk Factors" in Meritage's Annual Report on Form 10-K, and in the periodic reports that Meritage files with the SEC on Form 10-Q and Form 8-K.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

        We are offering our stockholders the opportunity to consent to receiving our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet. Electronic delivery could save us a significant portion of the costs associated with printing and mailing annual meeting materials, and we hope that our stockholders find this service convenient and useful. If you consent and Meritage elects to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them. We may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the website www.InvestorDelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting Mellon Investor Services if you hold shares in your own name.

        By consenting to electronic delivery, you are stating to Meritage that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future annual meeting materials. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

Meritage Homes Corporation

C. Timothy White Executive Vice President, General Counsel and Secretary April , 2008

Appendix A

MERITAGE HOMES CORPORATION
2006 STOCK INCENTIVE PLAN

EFFECTIVE DATE: MAY 17, 2006
APPROVED BY STOCKHOLDERS: MAY 17, 2006
TERMINATION DATE: MAY 16, 2016

ARTICLE 1
PURPOSE

        1.1    GENERAL.    The purpose of the Meritage Homes Corporation 2006 Stock Incentive Plan (the "Plan") is to promote the success and enhance the value of Meritage Homes Corporation (the "Company") by linking the personal interests of the members of the Board, employees, officers, executives, consultants and advisors to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, executives, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2
EFFECTIVE AND EXPIRATION DATE

        2.1    EFFECTIVE DATE.    The Plan is effective as of the date the Plan is approved by the Company's stockholders (the "Effective Date").

        2.2    EXPIRATION DATE.    The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

        3.1    DEFINITIONS.    The following words and phrases shall have the following meanings:

          (a)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Performance-Based Award granted to a Participant under the Plan.

          (b)   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Cause" means and will exist in the following circumstances in which the Participant: (i) is convicted of a felony, (ii) engages in any fraudulent or other dishonest act to the detriment of the Company, (iii) fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) misappropriates trade secrets, customer lists, or other proprietary information belonging to the Company for his or her own benefit or for the benefit of a competitor, (v) engages in any willful misconduct designed to harm the Company or its stockholders, or (vi) fails to perform properly his or her assigned duties.

          (e)   "Change of Control" means and includes each of the following:

            (1)   A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this definition, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the Exchange Act). For purposes of this definition, the term "Unrelated Person" shall mean and include any Person other than the Company, or an employee benefit plan of the Company; or

            (2)   A sale, transfer, or other disposition through a single transaction or a series of related transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another; or

            (3)   Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation's then outstanding securities.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended.

          (g)   "Committee" means the committee of the Board described in Section 4.1.

          (h)   "Covered Employee" means an employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

          (i)    "Disability" means, for purposes of this Plan, that the Participant qualifies to receive long term disability payments under the Company's long term disability insurance program, as it may be amended from time to time.

          (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k)   "Fair Market Value" means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

          (l)    "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (m)  "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

          (n)   "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

          (o)   "Option" means a right granted to a Participant pursuant to Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (p)   "Participant" means a person who, as a member of the Board, employee, officer, or executive of, or consultant or advisor to, the Company or any Subsidiary, has been granted an Award pursuant to the Plan.

          (q)   "Performance-Based Awards" means the Performance Share Awards and Restricted Stock Awards granted to select Covered Employees pursuant to Articles 9 and 10, respectively, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as "performance-based compensation" pursuant to Section 162(m) of the Code.

          (r)   "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, earnings before interest expense (including interest amortized to cost of sales) and income taxes ("EBIT"), earnings before interest expense (including interest amortized to cost of sales), income taxes, depreciation and amortization ("EBITDA"), revenue growth, operating income, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, share price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

          (s)   "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          (t)    "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

          (u)   "Performance Share Award" means a right granted to a Participant pursuant to Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (v)   "Plan" means this Meritage Homes Corporation 2006 Stock Incentive Plan, as amended.

          (w)  "Restricted Stock Award" means Stock granted to a Participant pursuant to Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (x)   "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 13.

          (y)   "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive the appreciation on Stock.

          (z)   "Subsidiary" means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 4
ADMINISTRATION

        4.1    COMMITTEE.    The Plan shall be administered by the Executive Compensation Committee of the Board. The Committee (or subcommittee thereof) shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" pursuant to Section 162(m) of the Code and the regulations issued thereunder.

        4.2    ACTION BY THE COMMITTEE.    A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent registered public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        4.3    AUTHORITY OF COMMITTEE.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a)   designate Participants to receive Awards;

          (b)   determine the type or types of Awards to be granted to each Participant;

          (c)   determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not (i) have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards, or (ii) take any action or fail to take any action with respect to the operation of the Plan that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code;

          (e)   determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   decide all other matters that must be determined in connection with an Award;

          (h)   establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

        4.4    DECISIONS BINDING.    The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

        5.1    NUMBER OF SHARES.    Subject to adjustment provided in Article 13, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 1,600,000, plus (i) the number of shares of Stock available for grant pursuant to the Meritage Homes Corporation Stock Option Plan ("Prior Plan") as of the Effective Date, and (ii) the number of shares of Stock that were previously granted pursuant to the Prior Plan and that either terminate, expire, or lapse for any reason after the Effective Date. Any shares of Stock issued in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the shares available for grant pursuant to the previous sentence as 1.38 shares for every one share issued in connection with such Award or by which the Award is valued by reference. Notwithstanding the above, the maximum number of shares of Stock that may be awarded as Incentive Stock Options under the Plan is 1,200,000.

        5.2    LAPSED OR ASSUMED AWARDS.    To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, to the maximum extent permitted by applicable law or any securities exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. However, for avoidance of doubt, the exercise of a stock-settled SAR or net-cashless exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance hereunder by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan.

        5.3    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        5.4    LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS.    Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Article 13, the maximum number of shares (counted, as described in Section 5.1 above, as 1.38 shares awarded for every one share issued in connection with such Award or by which the Award is valued by reference) of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year shall be 250,000.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

        6.1    ELIGIBILITY.

          (a)    General.    Persons eligible to participate in this Plan include all members of the Board, employees, officers, and executives of, and consultants and advisors providing services to, the Company or a Subsidiary, as determined by the Committee.

          (b)    Foreign Participants.    In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Article 5 of the Plan.

        6.2    ACTUAL PARTICIPATION.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 7
STOCK OPTIONS

        7.1    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)    Exercise Price.    The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.

          (b)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant's employment is terminated for Cause.

          (c)    Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

          (d)    Evidence of Grant.    All Options shall be evidenced by a written Award Agreement between the Company and the Participant in the form attached to this Plan as Exhibit A. The Award Agreement shall include such additional provisions as may be specified by the Committee.

        7.2    INCENTIVE STOCK OPTIONS.    Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:

          (a)    Exercise Price.    Subject to Section 7.2(d), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

          (b)    Exercise.    In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

          (c)    Lapse of Option.    An Incentive Stock Option shall lapse pursuant to the following circumstances.

            (1)   The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

            (2)   The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason other than the Participant's death or Disability, unless otherwise provided in the Award Agreement.

            (3)   If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Participant's termination of employment on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

          (d)    Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (e)    Ten Percent Owners.    An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (f)    Expiration of Incentive Stock Options.    No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

          (g)    Right to Exercise.    Except as provided in Section 12.5, during a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8
STOCK APPRECIATION RIGHTS

        8.1    Grant Of SARs.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (a)    Right to Payment.    Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:

            (1)   the Fair Market Value of a share of Stock on the date of exercise; over

            (2)   the grant price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

          (b)    Term.    The term of each SAR shall not exceed ten years from the date of grant.

          (c)    Other Terms.    All SARs grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement; provided that the form of consideration payable in settlement of a SAR shall be Stock.

ARTICLE 9
PERFORMANCE SHARES

        9.1    GRANT OF PERFORMANCE SHARES.    The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

        9.2    RIGHT TO PAYMENT.    A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. Subject to the terms of the Plan, the Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

        9.3    OTHER TERMS.    Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in a written Performance Share Award Agreement. Unless otherwise provided in an Award Agreement, Performance Shares will lapse immediately if a Participant's employment is terminated for Cause.

ARTICLE 10
RESTRICTED STOCK AWARDS

        10.1    GRANT OF RESTRICTED STOCK.    The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

        10.2    ISSUANCE AND RESTRICTIONS.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        10.3    FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock. Unless otherwise provided in an Award Agreement, Restricted Stock will be forfeited immediately if a Participant's employment is terminated for Cause.

        10.4    CERTIFICATES FOR RESTRICTED STOCK.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11
PERFORMANCE-BASED AWARDS

        11.1    PURPOSE.    The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards pursuant to Article 9 and the Restricted Stock Awards pursuant to Article 10 as "performance-based compensation" pursuant to Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 shall control over any contrary provision contained in Articles 9 or 10.

        11.2    APPLICABILITY.    This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        11.3    DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS.    With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof. Unless otherwise provided in an Award Agreement, Performance- Based Awards will be forfeited if a Participant's employment is terminated for Cause.

        11.4    PAYMENT OF PERFORMANCE AWARDS.    Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

        11.5    MAXIMUM AWARD PAYABLE.    The maximum Performance-Based Award payable to any one Participant pursuant to the Plan for a Performance Period is 250,000 shares (counted, as described in Section 5.1 above, as 1.38 shares awarded for every one share issued in connection with such Award or by which the Award is valued by reference) of Stock.

ARTICLE 12
PROVISIONS APPLICABLE TO AWARDS

        12.1    STAND-ALONE AND TANDEM AWARDS.    Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        12.2    TERM OF AWARD.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

        12.3    FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

        12.4    LIMITS ON TRANSFER.

          (a)    General.    Except as provided in Section 12.4(b) or Section 12.5, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as provided in Section 12.4(b) or Section 12.5, and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

          (b)    Transfers to Family Members.    The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Awards which may be transferred by the Participant during his or her lifetime to any Family Member (as defined below). Unless transfers for the Participant have been previously approved by the Committee, a transfer of an Award pursuant hereto may only be affected by the Company at the written request of the Participant. In the event an Award is transferred as contemplated herein, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions herein) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place. For purposes of this Section 12.4(b), the term "Family Member" means spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

        12.5    BENEFICIARIES.    Notwithstanding Section 12.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

        12.6    STOCK CERTIFICATES.    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

        12.7    ACCELERATION UPON A CHANGE OF CONTROL.    If a Change of Control occurs and Awards are converted, assumed, or replaced by a successor, the Committee shall have the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse. If a Change of Control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 13
CHANGES IN CAPITAL STRUCTURE

        13.1    SHARES AVAILABLE FOR GRANT.    In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan shall be appropriately adjusted by the Committee.

        13.2    OUTSTANDING AWARDS—INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION.    Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

        13.3    OUTSTANDING AWARDS—CERTAIN MERGERS.    Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

        13.4    OUTSTANDING AWARDS—OTHER CHANGES.    In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 13, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent the dilution or enlargement of rights relating to Awards granted under the Plan.

        13.5    NO OTHER RIGHTS.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION

        14.1    AMENDMENT, MODIFICATION, AND TERMINATION.    With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, (ii) shareholder approval is required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Article 13), (B) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (D) permits the Committee to reprice previously granted Options, and (iii) no such action shall be taken that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code.

        14.2    AWARDS PREVIOUSLY GRANTED.    No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15
GENERAL PROVISIONS

        15.1    NO RIGHTS TO AWARDS.    No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

        15.2    NO STOCKHOLDERS RIGHTS.    No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

        15.3    WITHHOLDING.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee's consent, a Participant may elect to (i) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company's applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (ii) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company's applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.

        15.4    NO RIGHT TO EMPLOYMENT OR SERVICES.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        15.5    UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        15.6    INDEMNIFICATION.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        15.7    RELATIONSHIP TO OTHER BENEFITS.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

        15.8    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        15.9    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        15.10    FRACTIONAL SHARES.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        15.11    SECURITIES LAW COMPLIANCE.    With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

        15.12    GOVERNMENT AND OTHER REGULATIONS.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        15.13    GOVERNING LAW.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

        15.14    SECTION 409A.    If any payments under this Plan are subject to the provisions of Section 409A of the Code, it is intended that the terms of this Plan will comply fully with and meet all the requirements of Section 409A of the Code.

Appendix B

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

        Article V of the charter of the Corporation is hereby amended to read as follows:

        "The Corporation shall have authority to issue One Hundred Thirty-Five Million (135,000,000) shares of capital stock of which One Hundred Twenty-Five Million (125,000,000) shares shall be designated "Common Stock," par value one cent ($0.01) per share, and Ten Million 10,000,000 shares shall be designated "Preferred Stock," par value one cent ($0.01) per share, amounting in aggregate par value to One Million Three Hundred Fifty Thousand Dollars ($1,350,000).

          (a)   Common Stock

            (1)   Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held.

            (2)   The Corporation shall not issue fractional shares of its Common Stock.

            (3)   All persons who acquire shares of Common Stock in the Corporation shall acquire such shares subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation.

            (4)   Simultaneously with the effective date of the merger (December 31, 1996, the "Effective Date"), of Monterey Homes Construction II, Inc., an Arizona corporation and Monterey Homes Arizona II, Inc., an Arizona corporation with and into the corporation (the "Merger") and immediately after the Merger, each share of Common Stock, par value $0.01 per share, issued and outstanding following the Merger (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified and changed into one-third (1/3) of a share of the Corporation's Common Stock, par value equal to the par value of the Old Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below (the "Stock Change"). Each holder of a certificate or certificates which immediately following the Merger represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified and changed under the terms hereof. From and after the Effective Date and immediately following the Merger, Old Certificates shall represent only the right to the number of shares of New Common Stock into which the Old Common Stock shall have been reclassified and changed and the right to receive New Certificates therefor pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. All fractional shares for one share or more shall be increased to the next higher whole number of shares and all fractional shares of less than one-half (1/2) share shall be decreased to the next lower whole number of shares, respectively. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that rounding for fractional shares to any one person shall not exceed one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise be in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date and immediately following the Merger, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified and changed under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified and changed, until thereafter reduced or increased in accordance with applicable law.

          (b)   Preferred Stock.    The Board of Directors is hereby expressly authorized to provide for, designate and issue out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

            (1)   the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

            (2)   whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

            (3)   the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other series of Preferred Stock or on any other class of stock of the Corporation or any series of such class;

            (4)   whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

            (5)   the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets of the Corporation and the preference or relation which such amount or amounts shall bear to the amount or amounts payable on any other series of Preferred Stock or on any other class of stock of the Corporation or any series of such class;

            (6)   whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

            (7)   whether the shares of such series shall be convertible into, or exchangeable for, shares of Preferred Stock of any other series or any other class of stock of the Corporation or any series of such class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

            (8)   the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of Preferred Stock of any other series or any other class of stock of the Corporation or any series of such class;

            (9)   the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any class of stock of the Corporation or any series of such class; and

            (10) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

          Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this Article V, as it may be amended, be reissued in the same manner as other authorized but unissued Preferred Stock."

        In Article VII(a) of the charter of the Corporation, the phrase "Common Stock" is replaced with the phrase "Common Stock or Preferred Stock" in each place where it appears.

MERITAGE HOMES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS - May 15, 2008

        The undersigned hereby appoints each of Steven J. Hilton, C. Timothy White or Larry W. Seay as proxies with full power of substitution acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Meritage Homes Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the The Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260 on Wednesday, May 15, 2008 at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

        IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR THE RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2 AND FOR PROPOSALS 3, 4 AND 5 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please mark, sign and date the reverse side and
return the proxy card promptly using the enclosed envelope.
(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS: VOTE FOR nominees listed below	FOR	WITHHELD FOR ALL
	01 Steven J. Hilton 02 Raymond Oppel 03 Richard T. Burke, Sr.	☐	☐
WITHHELD FOR: (Write that nominee's name in the space provided below.)

2.	To ratify the selection of the Company's independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve the amendment to the 2006 Stock Incentive Plan to increase the number of shares authorized for issuance.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To approve the amendment to the 2006 Stock Incentive Plan to increase the limit on the number of shares that may be granted to a participant during a calendar year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	To approve authorization of Preferred Stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS YOU SPECIFY ABOVE. IF NO SPECIFIC VOTING DIRECTIONS ARE GIVEN BY YOU, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2 AND FOR PROPOSALS 3, 4 AND 5 AND WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Please sign exactly as name(s) appear herein. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the stockholder is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

/*\ FOLD AND DETACH HERE /*\

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/mth		TELEPHONE 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

      Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

      MERITAGE HOMES CORPORATION

      401 (k) Retirement Plan
      TO: Wells Fargo Retirement Plan Services

        You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of MERITAGE Homes common stock held in my account in the MERITAGE Homes 401 (k) Retirement Plan at the Annual Meeting of Stockholders to be held on May 15, 2008 and any postponements or adjournments thereof.

Please mark, sign and date the reverse side and
return the proxy card promptly using the enclosed envelope.
(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS: VOTE FOR nominees listed below	FOR	WITHHELD FOR ALL
	01 Steven J. Hilton 02 Raymond Oppel 03 Richard T. Burke, Sr.	☐	☐
WITHHELD FOR: (Write that nominee's name in the space provided below.)

2.	To ratify the selection of the Company's independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve the amendment to the 2006 Stock Incentive Plan to increase the number of shares authorized for issuance.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To approve the amendment to the 2006 Stock Incentive Plan to increase the limit on the number of shares that may be granted to a participant during a calendar year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	To approve authorization of Preferred Stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS YOU SPECIFY ABOVE. IF NO SPECIFIC VOTING DIRECTIONS ARE GIVEN BY YOU, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2 AND FOR PROPOSALS 3, 4 AND 5 AND WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Please sign exactly as name(s) appear herein. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the stockholder is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

/*\ FOLD AND DETACH HERE /*\

The undersigned, as a named fiduciary for voting purposes, hereby directs Wells Fargo Bank, N.A. as Trustee for Meritage Homes Corporation 401(k) Savings Plan ("the Plan") to vote all shares of common stock of Meritage Homes Corporation allocated to my account as of March 31, 2008.

I understand that I am to mail this confidential voting instruction card to BNY Mellon, acting as tabulation agent, or vote by PHONE OR INTERNET as described on the reverse side of this card, and that my instructions must be received by BNY Mellon no later than midnight on May 12, 2008. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the Plan document.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/mth		TELEPHONE 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING SECURITIES OUTSTANDING
VOTING PROXIES
TABLE OF CONTENTS
SUMMARY
ELECTION OF DIRECTORS (PROPOSAL NO. 1)
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)
AMENDMENTS TO THE 2006 STOCK INCENTIVE PLAN Information Relating to Proposals 3 and 4
PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER (PROPOSAL NO. 3)
PROPOSAL TO APPROVE AN AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO INCREASE THE LIMIT ON THE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO ONE OR MORE AWARDS THAT MAY BE GRANTED TO A PARTICIPANT DURING A CALENDAR YEAR (PROPOSAL NO. 4)
PROPOSAL TO APPROVE AUTHORIZATION OF PREFERRED STOCK (PROPOSAL NO. 5)
SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
CONTINUING DIRECTOR INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
All Other Compensation Table Year Ended December 31, 2007
Grant of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Nonqualified Deferred Compensation
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION COMMITTEE REPORT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS
FORM 10-K ANNUAL REPORT
OTHER MATTERS
FORWARD LOOKING STATEMENTS
ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS
  Appendix A
  Appendix B